Exhibit T3C

PETRÓLEOS DE VENEZUELA, S.A.

as Issuer

PDVSA PETRÓLEO, S.A.

as Guarantor,

MUFG UNION BANK, N.A.

as Trustee,

GLAS AMERICAS LLC

as Collateral Agent,

LAW DEBENTURE TRUST COMPANY OF NEW YORK

as Registrar, Transfer Agent and Principal Paying Agent,

and

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME

as Luxembourg Paying Agent

INDENTURE

Dated as of October [    ], 2016

U.S.$[        ] 8.50% SENIOR SECURED NOTES DUE 2020

Cross-Reference Table*

Trust Indenture Act Section	Indenture Section

310(a)(1)	8.03
(a)(2)	8.03
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.03
(b)	8.03
311(a)	8.13
(b)	8.13
312(a)	2.12
(b)	10.08
(c)	10.08
313(a)	4.01
(b)(1)	4.01
(b)(2)	4.01
(c)	4.01, 10.07
(d)	4.01
314(a)(4)	5.01(c), 10.14
(b)	8.14
(c)(1)	10.11
(c)(2)	10.11
(c)(3)	N.A.
(d)	N.A
(e)	10.14
(f)	N.A.
315(a)	8.01(b)
(b)	5.01(d)
(c)	8.01(a)
(d)	8.01(b)
(e)	5.01(q)
316(a) (last sentence)	“Outstanding”
(a)(1)(A)	5.01(o)
(a)(1)(B)	5.01(p)
(a)(2)	N.A.
(b)	5.01(k)
(c)	10.15
317(a)(1)	5.01(f)
(a)(2)	5.01(g)
(b)	2.13
318(a)	N.A.
(b)	N.A.
(c)	10.06

i

*	N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

ii

i

ii

List of Exhibits:

Exhibit A	Form of Note
Exhibit B	Issuer Order
Exhibit C-1	Incumbency Certificate of the Issuer
Exhibit C-2	Incumbency Certificate of the Guarantor
Exhibit D	Regulation S Certificate
Exhibit E	Rule 144A Certificate

iii

INDENTURE, dated as of October [    ], 2016, among PETRÓLEOS DE VENEZUELA, S.A., a capital stock corporation (sociedad anónima) organized under the laws of the Bolivarian Republic of Venezuela (together with its successors, the “Issuer”), PDVSA PETRÓLEO, S.A., a capital stock corporation (sociedad anónima) organized under the laws of the Bolivarian Republic of Venezuela as guarantor (together with its successors, the “Guarantor”), MUFG UNION BANK N.A., a national banking association organized under the laws of the United States of America, as trustee (together with its successors, in such capacity, the “Trustee”), GLAS Americas LLC, a limited liability company organized under the laws of the State of New York, as collateral agent (the “Collateral Agent”), Law Debenture Trust Company of New York, a limited purpose trust company chartered by the New York State Department of Financial Services, as registrar, transfer agent and principal paying agent (in such capacities, the “Principal Paying Agent”) and Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg listing agent and paying agent (in such capacities, the “Luxembourg Paying Agent”).

WITNESSETH:

WHEREAS, pursuant to a resolution of the Executive Committee of the Issuer adopted on September 7, 2016, and a resolution adopted by the Shareholders’ Meeting of the Issuer, the Issuer has duly authorized the exchange of the Old Notes for the Notes through the issuance of its 8.50% Senior Secured Notes due 2020 (the “Notes”); and to provide for the issuance thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided; and

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture as guarantor of the Notes, and all things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders, the parties listed above covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, shall have the following meanings:

“Acceleration Notice” shall have the meaning specified in Section 5.01(b).

“Act” shall have the meaning specified in Section 10.15.

“Actual Knowledge” shall mean, with respect to any Person, actual knowledge of any officer (or similar agent) of such Person responsible for the administration of the transactions effected by this Indenture and the Notes or such officer (or similar agent) as shall have been designated by such Person in this Indenture and the Notes to receive written communications in connection therewith.

“Additional Amounts” shall have the meaning specified in Section 2.09.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. Solely for purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Law” shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Authorized Agent” shall mean the collective reference to the Principal Paying Agent(s) and the Transfer Agent(s).

“Authorized Officer” shall mean, (1) in the case of the Issuer, the individual(s) (who may include directors of the Issuer) whose signatures and incumbency shall have been certified by the Issuer in an Officer’s Certificate delivered to the Trustee, the Principal Paying Agent or the Collateral Agent, as applicable or (2) in the case of any other Person, the chairman of the board, secretary of the board, chief executive officer, chief financial officer or accounting officer, any vice president, vice secretary or any corporate officer of such Person responsible for the administration of the transactions effected by this Indenture and the Notes.

“Bankruptcy Law” shall mean Title 11, United States Code, and the Volume III (Libro Tercero) of the Venezuelan Commercial Code, as each may be amended from time to time, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, “concurso mercantil”, “quiebra”, “atraso” or relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the

Board of Directors of such Person and to be in full force and effect on the date of such certification, and, when required pursuant to this Indenture, delivered to the Trustee, the Principal Paying Agent or the Collateral Agent, as applicable.

“Bolivar” or “Bolívares” means the lawful currency of Venezuela.

“Business Day” means a day other than a Saturday, Sunday or any day on which financial institutions are authorized or required by law to close in the City of New York, New York or in Venezuela.

“Capital Stock” of any Person means any and all quotas, shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock and partnership interests, but excluding any debt securities convertible into such equity.

“Cash Equivalent” means:

(1)	United States dollars;

(2)	(a) euros; or (b) in the case of the Issuer or any Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)	securities, with maturities of 12 months or less from the date of acquisition, issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

(8)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) below; and

(9)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

provided, however, that if S&P or Moody’s or both shall not make ratings of commercial paper of the type referred to in clause (6) above or securities of the type referred to in clause (9) above publicly available, the references in clause (6) or (9) or both, as the case may be, to S&P or Moody’s or both, as the case may be, shall be to a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, and the references to the ratings in categories in clause (6) or (9) or both, as the case may be, shall be to the corresponding rating categories of such rating agency or rating agencies, as the case may be.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Clearstream” shall mean Clearstream Banking, société anonyme.

“CITGO Holding” shall mean CITGO Holding, Inc.

“CITGO Holding Share Pledge Agreement” means the Pledge and Security Agreement entered into among the Pledgor, the Issuer, the Guarantor, the Trustee and the Collateral Agent, pursuant to which 50.1% of the outstanding Capital Stock of CITGO Holding, Inc. held by the Pledgor is pledged to or on behalf of the Collateral Agent for the benefit of (among others) the holders of the Notes and the Trustee.

“CITGO Opco Party” means CITGO Petroleum Corporation and its consolidated Subsidiaries.

“CITGO Restricted Assets” means (i) the Capital Stock of CITGO Petroleum Corporation, (ii) any Principal Property, the Lake Charles Storage Terminal or any Intercompany Pipeline Facility or (iii) any Capital Stock in any Subsidiary that, at the time of such asset sale, directly or indirectly either owns, leases or has material contract rights in respect of any Principal Property, Lake Charles Storage Terminal or Intercompany Pipeline Facility.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all Property that, in accordance with the terms of the Security Documents, is intended to be subject to any Lien in favor of the Secured Parties.

“Collateral Agent” shall have the meaning given to such term in the preamble.

“Collateral Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of assets or other rights or property that constitute Collateral under the Security Documents. The sale or issuance of Capital Stock in a Subsidiary that owns Collateral such that it thereafter is no longer a Subsidiary shall be deemed to be a Collateral Disposition of the Collateral owned by such Subsidiary.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Financial Advisor as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to the Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Financial Advisor obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Collateral Agent Office” shall mean the office of the Collateral Agent on the Issue Date located at 230 Park Avenue – Suite 1000, New York, NY 10169 Attn: Daniel Fisher, or such other office as the Collateral Agent may from time to time designate in writing to the Issuer.

“Corporate Principal Paying Agent Office” shall mean the office of the Principal Paying Agent on the Issue Date located at 400 Madison Avenue, New York, NY 10017, Attention: Corporate Trust or such other office as the Principal Paying Agent may from time to time designate in writing to the Issuer.

“Corporate Trust Office” shall mean the office of the Trustee on the Issue Date located at 350 California Street, 11th Floor, San Francisco, CA 94104, Attention: Corporate Trust Administration, or such other office as the Trustee may from time to time designate in writing to the Issuer.

“Corpus Christi Land” means the land identified in the mortgage securing the 6.25% senior secured notes issued by CITGO Petroleum Corporation.

“Corpus Christi Refinery Assets” means CRCCLP’s refinery located at Corpus Christi, Texas (including without limitation the Corpus Christi Land, buildings, real property improvements, component parts, other constructions permanently attached to the Corpus Christi Land and fixtures, equipment, and other tangible property at such location.

“CRCCLP” means CITGO Refining and Chemicals Company L.P., a Delaware limited partnership, formerly known as CITGO Refining and Chemicals, Inc., the partners in which are CITGO Investment Company, a Delaware corporation, and CITGO Petroleum Corporation.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Directive” shall have the meaning specified in Section 2.09(e).

“Dollars” or “U.S.$” shall mean the lawful currency of the United States of America.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Euroclear” shall mean the Euroclear System.

“Event of Default” shall have the meaning specified in Section 5.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” shall mean Fitch, Inc., d/b/a Fitch Ratings and any successor thereto (including the surviving entity of any merger with another Rating Agency).

“Global Note” means a Note in registered global form without interest coupons.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” shall mean any obligation, contingent or otherwise (including under aval), of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.

“Guarantor” shall have the meaning specified in the preamble hereto.

“Guaranty” shall mean the Guaranty pursuant to the provisions of Article VII hereto, granted by the Guarantor in favor of the Trustee, the Principal Paying Agent, the Collateral Agent and the Holders.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” shall mean the Person in whose name a Note is registered on the registrar’s books.

“IFRS” means the International Financial Reporting Standards promulgated from time to time by the International Accounting Standards Board or any successor institution (“IASB”) (which includes standards and interpretations approved by the IASB and International Accounting Standards issued under its previous constitutions), together with its pronouncements thereon from time to time.

“Incur” shall mean to create, issue, assume, Guarantee or otherwise become liable for, with respect to, or otherwise become responsible for the payment of an obligation. The term “Incurrence”, when used as a noun, shall have a correlative meaning.

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any Guarantee) for the payment or repayment of money which has been borrowed or raised.

“Indenture” shall mean this Indenture, as amended or supplemented from time to time.

“Indenture Supplement” shall mean a supplement to this Indenture that is executed and delivered pursuant to Article IX.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or, investment banking firm or consultant in the United States selected by the Issuer: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer or any of its Subsidiaries; and (2) which, in the judgment of the Issuer’s Board of Directors, is otherwise independent and qualified to perform the task for which such firm is being engaged.

“Initial Lien” shall have the meaning specified in Section 4.01(b).

“Intercompany Pipeline Facilities” means, with respect to any Principal Property, all pipelines (other than Federal Energy Regulatory Commission regulated common carrier pipelines), delivery lines, interconnections and lateral connections used in the transportation of crude oil, feedstock or refined product to or from such Principal Property, in each case, owned or operated by CITGO Petroleum Corporation or any of its Subsidiaries.

“Interest Payment Date” shall have the meaning specified in Section 2.08(b).

“Issue Date” shall mean the date of original issuance of the Notes.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and other extensions of credit in the nature thereof, prepayments to lessors, suppliers and other vendors, commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issuer” shall have the meaning specified in the preamble hereto.

“Issuer Order” shall have the meaning specified in Section 2.02.

“Lake Charles Land” means the land identified in the mortgage securing the 6.25% senior secured notes issued by CITGO Petroleum Corporation.

“Lake Charles Refinery Assets” means CITGO Petroleum Corporation’s refinery located at Lake Charles, Louisiana (including without limitation the Lake Charles Land, buildings, real property improvements, component parts, other constructions permanently attached to the Lake Charles Land and fixtures, equipment, and other tangible property at such location.

“Lake Charles Storage Terminals” means (a) the ‘Less and Except Tract 3 Clifton Ridge Tank Farm’ as shown on the survey of the Lake Charles refinery (including, without limitation, all buildings, component parts, other constructions permanently attached to the ground, and other improvements now or hereafter attached thereto, and all appurtenances thereto) and all fixtures (including, without limitation, fixtures now or hereafter attached to such real property) owned by CITGO Petroleum Corporation or any of its Subsidiaries and (b) the ‘Less and Except Tract 5 Pecan Grove Tank Farm’ as shown on the survey of the Lake Charles refinery (including, without limitation, all buildings, component parts, other constructions permanently attached to the ground, and other improvements now or hereafter attached thereto, and all appurtenances thereto) and all fixtures (including, without limitation, fixtures now or hereafter attached to such real property) owned by CITGO Petroleum Corporation or any of its Subsidiaries.

“Lemont Land” means the land identified in the mortgage securing the 6.25% senior secured notes issued by CITGO Petroleum Corporation.

“Lemont Refinery Assets” means PDV Midwest Refining, L.L.C.’s refinery located at Lemont, Illinois (including without limitation the Lemont Land, buildings, real property improvements, component parts, other constructions permanently attached to the Lemont Land and fixtures, equipment, and other tangible property at such location).

“Lien” means any lien, mortgage, pledge, security interest, charge or similar encumbrance.

“Luxembourg Paying Agent” shall have the meaning specified in the preamble hereto.

“Material Adverse Effect” shall mean a material adverse effect on the business, results of operations or financial condition of the Issuer and/or the Guarantor taken as a whole and its ability to perform its payment obligations with respect to the Notes.

“Maturity Date” shall mean [            ], 2020.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto (including the surviving entity of any merger with another Rating Agency).

“Net Available Cash” from a Collateral Disposition or a disposition of the CITGO Restricted Assets means cash payments received (including any cash payments received by way of deferred payment of principal, but not interest, pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the transferee of Indebtedness or other obligations relating to the properties or assets that are the subject of such disposition or received in any other noncash form) therefrom minus all legal fees and expenses, title and recording tax expenses, accounting expenses, investment banking expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign, local and other taxes paid or payable or accrued as a liability as a consequence of such Collateral Disposition or disposition of CITGO Restricted Assets.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” shall have the meaning specified in the recitals hereto.

“Obligations” means all payment obligations, whether or not contingent, for principal, premium, interest, Additional Amounts, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the offering circular dated September 16, 2016 related to the Notes.

“Officer” means the Chief Executive Officer, a director, the Chief Financial Officer, the Treasurer or the Controller of the Issuer (or any equivalent officer of the Issuer).

“Officer’s Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the Chief Financial Officer of the Issuer, and delivered to the Trustee, the Principal Paying Agent or the Collateral Agent, as applicable.

“Old Notes” means, collectively, the 5.250% Senior Notes due April 2017 (CUSIP/ISIN: N.A. (Rule 144A)/ XS0294364103 (Regulation S)) and the 8.50% Senior Notes due November 2017 (CUSIP/ISIN: 716558 AB7 (Rule 144A); P7807H AK1 (Regulation S)/ US716558AB79 (Rule 144A); USP7807HAK16 (Regulation S)).

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer and who is reasonably acceptable to the Trustee, the Principal Paying Agent or the Collateral Agent, as applicable.

“Outstanding” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore canceled by the Principal Paying Agent or delivered to the Principal Paying Agent for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee, Principal Paying Agent or any paying agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as their own paying agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(3) Notes which have been paid pursuant to the provisions for “Mutilated Notes” under this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee and the Principal Paying Agent proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not Outstanding, except that for the purposes of determining whether the Trustee and/or the Principal Paying Agent, as the case may be, shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee and/or the Principal Paying Agent, as the case may be, actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee and/or the Principal Paying Agent, as the case may be, the pledgee’s right so to act with respect to such Notes and that the pledgee is not either of the Issuer or its Affiliates.

“Payment Dates” shall have the meaning specified in Section 2.08(b).

“Permitted Collateral Liens” means the following types of Liens:

(1)	Liens in favor of the Collateral Agent for the benefit of the Secured Parties created pursuant to this Indenture and the Security Documents with respect to the Notes and the Guaranty issued on the date of this Indenture;

(2)	Liens for taxes, assessments or governmental charges or claims either (a) not delinquent (taking into account all available extensions) or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Subsidiaries shall have set aside on its books such reserves to the extent required pursuant to IFRS; and

(3)	Liens arising by operation of law.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent (taking into account all available extensions) or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Subsidiaries shall have set aside on its books such reserves to the extent required pursuant to IFRS;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, to the extent required by IFRS shall have been made in respect thereof;

(3) Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure public or statutory obligations, the performance of tenders, statutory obligations, surety and/or appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including any Lien securing letters of credit issued in the ordinary course of business in connection therewith;

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(6) any interest or title of a lessor under any capitalized lease obligation provided that such Liens do not extend to any property or assets which are not leased property subject to such capitalized lease obligation;

(7) Liens granted upon or with respect to any assets hereafter acquired by the Issuer or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which are related to the financing of export, import or other trade transactions;

(11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Subsidiaries, including rights of offset and set-off;

(12) Liens securing Hedging Obligations otherwise permitted under this Indenture;

(13) Liens existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Issuer or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(14) Liens existing as of the Issue Date;

(15) Liens securing the Notes and all other monetary obligations under this Indenture;

(16) Liens in favor of the Issuer or any Subsidiary of the Issuer;

(17) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer or becomes a Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any other assets owned by the Issuer or the Subsidiary of the Issuer;

(18) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods or other Liens on inventory and goods to facilitate the purchase, shipment, or storage of such inventory or goods;

(19) Liens on assets that are the subject of a Sale and Lease-Back Transaction;

(20) Liens arising by operation of law;

(21) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(22) Liens on the receivables or inventory of the Issuer or any Subsidiary of the Issuer securing obligations under or in connection with any lines of credit or working capital facilities;

(23) Leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Issuer and its Subsidiaries;

(24) Liens in favor of the Venezuelan government or any agency or instrumentality thereof to secure payments under any agreement entered into between such entity and the Issuer or a Subsidiary of the Issuer;

(25) Liens to secure obligations of the Issuer or a Subsidiary of the Issuer under agreements that provide for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary; provided that the maximum aggregate liability in respect of all such Liens will at no time exceed the gross proceeds actually received by the Issuer and the Subsidiary of the Issuer in connection with such disposition;

(26) Lien over any Qualifying Asset relating to a project financed by, and securing Indebtedness incurred in connection with, the Project Financing of such project by the Issuer, any of the Issuer’s Subsidiaries or any consortium or other venture in which the Issuer has any ownership or similar interest; and

(27) Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Issuer’s Permitted Liens pursuant to this definition, does not exceed 15% of the Issuer’s consolidated total assets (as determined in accordance with IFRS) at any date as at which the Issuer’s balance sheet is prepared and published as provided herein.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Place of Payment” shall have the meaning specified in Section 3.06(e).

“Pledgor” means PDV Holding, Inc.

“Principal Paying Agent” shall have the meaning specified in the preamble hereto.

“Principal Payment Date” shall have the meaning specified in Section 2.08(b).

“Principal Property” means (a) the Lake Charles Refinery Assets, (b) the Corpus Christi Refinery Assets and (c) the Lemont Refinery Assets.

“Property” means any property of any kind whatsoever, whether movable, immovable, real, personal or mixed and whether tangible or intangible, any right or interest therein or any receivables or credit rights.

“Project Financing” of any project means the incurrence of Indebtedness relating to the exploration, development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more Qualifying Assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualifying Asset” in relation to any Project Financing means:

(1) any concession, authorization or other legal right granted by any governmental authority to the Issuer or any of the Issuer’s subsidiaries, or any consortium or other venture in which the Issuer or any subsidiary has any ownership or other similar interest;

(2) any drilling or other rig, any drilling or production platform, pipeline, marine vessel, vehicle or other equipment or any refinery, oil or gas field, processing plant, real property (whether leased or owned), right of way or plant or other fixtures or equipment;

(3) any revenues or claims that arise from the operation, failure to meet specifications, failure to complete, exploitation, sale, loss or damage to, such concession, authorization or other legal right or such drilling or other rig, drilling or production platform, pipeline, marine vessel, vehicle or other equipment or refinery, oil or gas field, processing plant, real property, right of way, plant or other fixtures or equipment or any contract or agreement relating to any of the foregoing or the project financing of any of the foregoing (including insurance policies, credit support arrangements and other similar contracts) or any rights under any performance bond, letter of credit or similar instrument issued in connection therewith;

(4) any oil, gas, petrochemical or other hydrocarbon-based products produced or processed by such project, including any receivables or contract rights arising therefrom or relating thereto and any such product (and such receivables or contract rights) produced or processed by other projects, fields or assets to which the lenders providing the project financing required, as a condition therefore, recourse as security in addition to that produced or processed by such project; and

(5) shares, rights or other ownership interest in, and any subordinated debt rights owing to the Issuer by, a special purpose company or vehicle formed solely for the development of a project, and whose principal assets and business are constituted by such project and whose liabilities solely relate to such project.

“Rating Agency” shall mean each of Fitch, S&P and Moody’s.

“Record Date” shall mean, with respect to any payment of principal or interest on any Note, the fifteenth day prior to the due date for such payment (whether or not a Business Day).

“Redemption Date” shall have the meaning specified in Section 3.06.

“Reference Treasury Dealer” means a primary U.S. government securities dealer in New York City, New York designated by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Financial Advisor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Financial Advisor at 5:00 p.m., New York City, New York time, on the third Business Day preceding such Redemption Date.

“Register” shall have the meaning specified in Section 2.12.

“Regulation S” shall mean Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D attached hereto.

“Regulation S Global Note” shall have the meaning specified in Section 2.03(b).

“Regulation S Global Note Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Regulation S Notes” shall have the meaning specified in Section 2.03(b).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 2.09.

“Required Holders” shall mean holders of more than 50% in aggregate principal amount of the Outstanding Notes.

“Responsible Officer” means, with respect to the Trustee, the Principal Paying Agent or the Collateral Agent, as the case may be, any officer within the Corporate Trust Office, the Corporate Principal Paying Agent Office or the Corporate Collateral Agent Office, respectively, with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Restricted Period” means the period beginning on the date of the commencement of the offering of the Notes and ending 40 days after the date of completion of the distribution of the Notes by the Issuer and any of its affiliates.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the Principal Paying Agent to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Rule 144A Global Note” shall have the meaning specified in Section 2.03(a).

“Rule 144A Notes” shall have the meaning specified in Section 2.03(a).

“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies Inc. and any successor thereto (including the surviving entity of any merger with another Rating Agency).

“Sale and Lease-Back Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Subsidiary of the Issuer transfers such property to another Person and the Issuer or a Subsidiary of the Issuer leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, the Principal Paying Agent, the holders of Notes and any other Person (other than the Issuer, the Guarantor or any Affiliate of any thereof) that has a right to receive any payment from any of the Issuer or the Guarantor under the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means, collectively, the following documents:

(1) the CITGO Holding Share Pledge Agreement; and

(2) each other agreement or instrument designated as a “Security Document” by the Issuer or the Guarantor from time to time.

“Significant Subsidiary” means any Subsidiary of the Issuer that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer’s Subsidiaries on the Issue Date or any business that is similar, reasonably related or ancillary thereto.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time beneficially owned by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time beneficially owned by such Person.

“Taxes” shall have the meaning specified in Section 2.09.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as in effect on the Issue Date.

“Transaction Documents” shall mean, collectively, the following documents: (i) this Indenture, (ii) the Notes, (iii) the Security Documents and (iv) each other agreement or instrument designated a “Transaction Document” by the Issuer or the Guarantor from time to time.

“Transfer Agent” shall mean each transfer agent and registrar (if any) appointed with respect to the Notes.

“Treasury Rate” means, with respect to the Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the Redemption Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of the Redemption Date. The Treasury Rate will be calculated by the Issuer or its nominee on the third Business Day preceding the Redemption Date.

“Trustee” shall have the meaning specified in the preamble hereto.

“United States” or “U.S.” shall mean the United States of America, its fifty states and the District of Columbia.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by translating such other currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable other currency as published in U.S. dollars on the date that is two business days prior to the date of such determination; provided that the exchange rate published by the Banco Central de Venezuela in the Venezuelan Federal Official Gazette, as the exchange rate for satisfaction of foreign currency denominated obligations in effect on the relevant date, will be used for any such translation of Bolívares into U.S. dollars. Notwithstanding any other provision of this Indenture, no specified amount of U.S. dollars shall be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Venezuela” means the Bolivarian Republic of Venezuela.

Section 1.02 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guaranty;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture Trustee” or “institutional Trustee” means the Trustee; and

“obligor” on the Notes and the Guaranty means the Issuer and the Guarantor, respectively, and any successor obligor upon the Notes and the Guaranty, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by an SEC rule promulgated under the TIA have the meanings so assigned to them.

Section 1.03 Rules of Construction. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a) The words “hereof,” “herein,” “hereunder” and similar words refer to this Indenture as a whole and not to any particular provisions of this Indenture and any subsection, Section, Article, Annex, Schedule and Exhibit references are to this Indenture unless otherwise specified.

(b) The term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

(c) The term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including (without limitation)”.

(d) Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including.”

(e) The words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

(f) Unless otherwise expressly provided herein: (i) references to agreements (including this Indenture) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by this Indenture, the Notes or any other Transaction Document and (ii) references to any Applicable Law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

(g) For purposes of determining whether any Indebtedness can be incurred or any transaction with Affiliates or any investment can be made or undertaken, the U.S. Dollar Equivalent of such Indebtedness, transaction or investment shall be determined on the date incurred, made or undertaken and no subsequent change in the computation of the Dollar equivalent thereof shall cause such transaction to have been incurred, made or undertaken in violation of this Indenture.

ARTICLE II

ISSUE, EXECUTION AND AUTHENTICATION OF NOTES; RESTRICTIONS ON TRANSFER

Section 2.01 Creation and Designation. (a) There is hereby created one series of Notes to be issued pursuant to this Indenture and to be known as the “8.50% Senior Secured Notes due 2020”. The Notes shall be issued in fully registered form, without interest coupons, with such applicable legends as are set forth in Exhibit A and with such omissions, variations and insertions as are permitted by this Indenture. Each Note and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Notes may have such letters, numbers or other marks of identification and such legends or endorsements printed or typewritten thereon as may be required to comply with any Applicable Law or to conform to general usage.

(b) The aggregate principal amount of the Notes that will be authenticated and delivered under this Indenture on the Issue Date is U.S.$[        ]. The Issuer shall not issue additional Notes.

(c) If any term or provision contained in the Notes shall conflict with or be inconsistent with any term or provision contained in this Indenture, then the terms and provisions of this Indenture shall govern with respect to the Notes.

(d) The Notes will have minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 2.02 Execution and Authentication of Notes. (a) The Trustee shall duly authenticate and deliver the Notes in authorized denominations following delivery to the Trustee by the Issuer of sufficient executed Notes and receipt by the Trustee of a written order from the Issuer (an “Issuer Order”) specifying:

(i) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(ii) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(iii) other information the Issuer may determine to include or the Trustee or the Principal Paying Agent may reasonably request.

(b) The Trustee shall have the right to decline to authenticate and deliver the Notes under this Section 2.02 if the Trustee determines in good faith that such action may not lawfully be taken or if the Trustee by its board of directors or board of trustee, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine in good faith that such action would expose the Trustee to personal liability.

Section 2.03 Initial Form of Notes. The Notes are being issued in reliance upon Section 3(a)(9) of the Securities Act to exempt the Notes from the registration requirements of the Securities Act pursuant to the Offering Circular in exchange for Old Notes. In this context, the Notes will be subject to the same restrictions of transfer as the Old Notes.

(a) Notes issued in exchange for Old Notes originally offered and sold to QIBs pursuant to Rule 144A (such Notes, the “Rule 144A Notes”) and originally offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S (such Notes, the “Regulation S Notes”) shall be issued in the form of one or more fully registered notes without interest coupons in global form (the “Global Notes”). The Global Notes shall be deposited as of the date of this Indenture with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, and certificates evidencing the same shall remain in the custody of the Trustee, as custodian. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

(b) Holders may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A. (“Clearstream”) or Euroclear Bank S.A., as operator of the Euroclear System (“Euroclear”) if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(c) Payments of principal, premium, interest and other amounts on or in respect of the Global Notes will be made to the Depositary. None of the Issuer, the Trustee, the Principal Paying Agent or any paying agent or registrar will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes, or for maintaining or reviewing any records relating to such beneficial interests.

(d) The Issuer expects the Depositary, upon receipt of any payment in respect of the Global Notes held by the Depositary or a representative thereof, to credit promptly the accounts of the beneficial holders with the amount proportional to their respective beneficial interests in the principal amount of the Global Notes, as evidenced by the records of the Depositary, as the case may be. The Issuer further expects that payments by participants to the holders of beneficial interests in the Global Notes held through any such participant will be governed by the standing instructions and standard practices as is currently the case of securities held for the account of clients registered in the name of representatives for such clients. All such payments will be the responsibility of the relevant participant.

(e) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.04 Execution of Notes. Each Note shall be executed on behalf of the Issuer by one or more Authorized Officer(s) of the Issuer. Such signature may be the manual or facsimile signature of such Authorized Officer(s). With the delivery of this Indenture, the Issuer is furnishing, and from time to time hereafter may (and, at the request of the Trustee or the Principal Paying Agent, shall) furnish, an Officer’s Certificate identifying and certifying the incumbency and specimen signatures of its Authorized Officers. Until the Trustee and the Principal Paying Agent receive a subsequent Officer’s Certificate updating such list, the Trustee and the Principal Paying Agent shall be entitled to rely conclusively upon the last such Officer’s Certificate delivered to them for purposes of determining the Issuer’s Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note that has been duly delivered by the Issuer and authenticated by the Trustee.

In case any Authorized Officer of the Issuer who shall have signed any Note shall cease to be an Authorized Officer of the Issuer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as if the Person who signed such Note on behalf of the Issuer had not ceased to be such Authorized Officer. Any Note signed on behalf of the Issuer by a Person who, as at the actual date of his/her execution of such Note, is an Authorized Officer of the Issuer, shall be a valid and binding obligation of the Issuer notwithstanding that at the date hereof any such Person is not an Authorized Officer of the Issuer.

Section 2.05 Certificate of Authentication. The form of the Trustee certificate of authentication to be borne by the Notes shall be substantially as follows:

MUFG UNION BANK, N.A., as Trustee

certifies that this is one of the Notes issued under the within-mentioned Indenture.

By:
Authorized Signatory

Only such Notes as shall bear the Trustee’s certificate of authentication and are executed by the Trustee by manual signature of one or more of its Authorized Officer(s) shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Issuer shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication.

Section 2.06 Legends. (a) The Global Notes shall bear the legends in substantially the form set forth in Exhibit A hereof. Certificated Notes shall be in substantially the form set forth in Exhibit A hereof excluding the Global Notes legend set forth thereon.

(b) The required legends set forth on Exhibit A may be removed from a Global Note if there is delivered to the Issuer, the Trustee, and the Principal Paying Agent such satisfactory evidence, which shall include an Opinion of Counsel, as may reasonably be required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note (or beneficial interests therein) will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon an Issuer Order, shall authenticate and the Principal Paying Agent shall deliver in exchange for such Note, a Note (or Notes) having an equal aggregate principal balance that does not bear such legend. If such a legend required for a Note has been removed as provided above, then no other Note issued in exchange for all or any part of such Note shall bear such legend.

(c) Neither the Trustee nor the Principal Paying Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Holders) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, this Indenture, and to examine the same to determine material compliance as to form with the express requirements hereof, in each case with respect to any provisions expressly applicable to the Trustee or the Principal Paying Agent, as the case may be.

Section 2.07 Persons Deemed Owners. Before due presentation of a Note for registration of transfer, the Trustee and the Principal Paying Agent shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee nor the Principal Paying Agent shall be affected by any notice to the contrary.

So long as the Depositary or its nominee is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder represented by the Global Note for all purposes under this Indenture. Owners of beneficial interests in respect of a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under this Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee or the Principal Paying Agent thereunder. Accordingly, each Holder owning a beneficial interest in respect of a Global Note must rely on the procedures of the Depositary and, if such Holder is not a participant or an indirect participant, on the procedures of the participant through which such Holder owns its interest, to exercise any rights of a Holder of Notes under this Indenture or such Global Note.

Section 2.08 Payment of Notes. (a) On the Business Day prior to any Payment Date the Issuer will deposit or cause to be deposited with the Principal Paying Agent in the City of New York, New York, in immediately available funds, a sum in Dollars sufficient to pay the principal of, and interest (and premium and Additional Amounts, if any) due on each Note on such Payment Date.

(b) Principal of, and interest (and premium and Additional Amounts, if any) on, the Notes will be considered paid on the due date if the Principal Paying Agent holds, as of 10:00 a.m., New York City time on the due date, money deposited by the Issuer or an Affiliate thereof in immediately available funds and designated for and sufficient to pay all principal of, and interest (and premium and Additional Amounts, if any) on, the Notes then due. The Principal Paying Agent will return to the Issuer, no later than two Business Days following the due date, the amount of any payment in excess of the amounts paid on the Notes.

Each Note shall bear interest at a rate of 8.50% per annum, from and including the issue date of such Notes or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually in arrears on each [            ] and [            ], commencing on [            ], 2017 (each an “Interest Payment Date”) until the principal thereof is paid or duly provided for. All interest and fees shall be computed on the basis of a 360 day year of twelve 30-day months. Payment of the principal amount on the Notes will be payable in four equal installments, on each anniversary of the Issue Date. The first principal installment will be payable on [            ], 2017, the

second will be payable on [            ], 2018, the third will be payable on [            ], 2019, and the fourth will be payable on the Maturity Date (each a “Principal Payment Date,” and together with the Interest Payment Dates, the “Payment Dates”). Each payment of principal and/or interest will be made to the Persons who are registered Holders of the Notes on the Record Date. Payments due on a date other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall not be included in computing interest and fees in connection with that payment.

(c) Except as specified in clause (d), payments of all amounts that become due and payable in respect of any Note shall be made by the Principal Paying Agent without surrender or presentation of such Note to the Principal Paying Agent. Neither the Trustee nor the Principal Paying Agent shall have any responsibility regarding notations of payment on a Note and shall be responsible only for maintaining its records in accordance with this Indenture. Absent manifest error, the records of the Principal Paying Agent shall be controlling as to payments in respect of the Notes.

(d) Notwithstanding clause (c), payments of principal of any Note on the Maturity Date shall be made only against surrender of such Note at the Corporate Principal Paying Agent Office (or such other location as the Principal Paying Agent shall notify the applicable Holder).

(e) Payments to Holders shall be by electronic funds transfer in immediately available funds to account maintained by such Holder with a bank having electronic funds transfer capability upon written application to the Principal Paying Agent (received by the Principal Paying Agent not later than such Record Date) by a Holder holding Notes represented by the Global Notes or, with respect to Notes in certificated form, by wire transfer of immediately available funds to the accounts specified by the Holders thereof, or, if no such account is specified, by mailing a check sent by first class mail to the address of such Holder appearing on the Register as of the relevant Record Date; provided that the principal payment on the Maturity Date in respect of any Note shall be made only as provided in clause (d). Unless such designation for payment by electronic funds transfer is revoked, any such designation made by such Holder shall remain in effect with respect to any future payments to such Holder.

(f) So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of such exchange so require, payments of principal on Certificated Notes may be made by presenting such Notes at the office of the Luxembourg Paying Agent.

Section 2.09 Additional Amounts. All payments made by the Issuer or the Guarantor under, or with respect to, the Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of Venezuela or any other jurisdiction in which the Issuer or the Guarantor is organized or resident for tax purposes or any political subdivision or taxing authority or governmental agency thereof or therein having the power to tax of any jurisdiction from or through which any payment on the Notes is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

If the Issuer or the Guarantor is so required to withhold or deduct any amount for, or on account of, such Taxes of any Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer or the Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (other than the receipt of such payment or the ownership or holding of or the execution, delivery, registration or enforcement of such Note or Guaranty);

(b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar Tax, assessment or governmental charge;

(c) any Taxes that would not have been so imposed but for the presentation of such Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;

(d) any Taxes that would not have been so imposed or would have been imposed at a lower rate if the Holder of the Note had provided to the Issuer or the Guarantor, as the case may be, any information, certification, documentation or evidence required under applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction for such Taxes not to be imposed or to be imposed at a lower rate (provided that (a) such information, certification, documentation or evidence is required by the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or part of such Taxes and (b) at least 30 days prior to the first payment date with respect to which such information, certification, documentation or evidence is required under the applicable law, rules, regulations or generally published administrative practice of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified in writing by the Issuer, the Guarantor or any other Person through whom payment may be made, that such information, certification, documentation or evidence is required to be provided to the Issuer, or Guarantor, as the case may be);

(e) any Tax imposed other than by way of withholding or deduction; or

(f) any Tax imposed on overall net income (or any branch profits tax imposed in lieu thereof).

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (a) to (f) inclusive above.

Notwithstanding the foregoing, the limitations on the Issuer’s obligation to pay Additional Amounts set forth in clause (d) above shall not apply if the provision of information, certification, documentation or other evidence described in such clause (d) would be substantially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note (taking into account any relevant differences between U.S. law, rules, regulations or administrative practice and those of the Relevant Taxing Jurisdiction) than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8 IMY, W-8BEN-E and W-9).

The foregoing provisions will survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any taxing jurisdiction with respect to any successor Person to the Issuer. The Issuer will (i) make such withholding or deduction of Taxes as is required under applicable law and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, and will furnish such certified copies to the Principal Paying Agent promptly after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available, furnish such other documentation that provides reasonable evidence of such payment.

In the event that Additional Amounts actually paid with respect to the Notes as described above are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such Notes, and, as a result such holder is entitled to make a claim for a refund or credit in respect of such excess from the authority imposing such withholding tax, then by accepting such Notes such holder shall be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit in respect of such excess to the Issuer.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee and Principal Paying Agent an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Principal Paying Agent to remit such Additional Amounts to Holders of Notes on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a new Officer’s Certificate addressing such matters.

The Issuer will pay any present or future stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which arise in any Relevant Taxing Jurisdiction from the initial execution, delivery or registration of the Notes, this Indenture or any other document or instrument in relation thereto and the enforcement of the Notes following the occurrence and during the continuance of any Default, excluding all such Taxes, charges or similar levies imposed by any Relevant Taxing Jurisdiction outside of Venezuela other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other document or instrument in relation thereto following the occurrence and during the continuance of any Default with respect to the Notes, and the Issuer will agree to indemnify each of the Trustee, the Principal Paying Agent and the Holders of the Notes for any such Taxes paid by the Trustee, the Principal Paying Agent or such Holders.

Whenever this Indenture or the Notes mention, in any context, the payment of principal, premium or interest, if any, or any other amount payable under or with respect to the Notes by the Issuer or the Guaranty with respect to the Guarantor, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated or defaced Note is surrendered to the Principal Paying Agent, or the Principal Paying Agent or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and of the ownership thereof and (b) in the case of a Note that has been destroyed, lost or stolen, there is delivered to the Trustee, the Principal Paying Agent and the Issuer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Principal Paying Agent and the Trustee that such Note has been acquired by a “protected purchaser,” the Trustee, upon an Issuer Order, shall authenticate, and the Principal Paying Agent shall register and deliver, in exchange and substitution for (upon surrender and cancellation thereof) or in lieu of and in substitution for any such mutilated, defaced, destroyed, lost or stolen Note, a new Note executed by the Issuer of the same issuance date, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such replaced Note. In connection with the execution, authentication and delivery of any new Note under this Section, the Issuer, the Trustee or the Principal Paying Agent may require the payment by the holder thereof of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Principal Paying Agent or the Trustee) connected therewith. Any duplicate Note issued pursuant to this Section shall constitute conclusive evidence of the same Indebtedness of the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time. Any mutilated, defaced, destroyed, lost or stolen Notes may also be surrendered at the office of the Luxembourg Paying Agent.

Section 2.11 Cancellation. (a) All Notes surrendered for payment, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Principal Paying Agent, be delivered to the Principal Paying Agent by such Person and shall be promptly canceled by the Principal Paying Agent (or, if lost or stolen and not yet replaced pursuant to Section 2.10, delivered to the applicable Holder). No Note shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Notes held by the Principal Paying Agent shall be held by it in accordance with its standard retention policy.

(b) Any Note(s) (or beneficial interests therein) that are acquired by the Issuer may be canceled upon the election of the Issuer to do so, provided, however, that no cancellation may be made between a Record Date and the next Payment Date. In order to effect such cancellation, the Issuer shall send to the Principal Paying Agent a notice that it owns such Note(s) (or beneficial interest(s)) and wishes to have the indicated principal amount thereof cancelled (which ownership the Issuer shall evidence to the satisfaction of the Principal Paying Agent). Upon receipt of any such notice and satisfactory evidence, the Issuer hereby instructs the Principal Paying Agent promptly to cause such principal amount to be cancelled (including, if applicable, to notify any applicable securities depository). Upon any such cancellation, the remaining unpaid principal amount of the Notes shall be reduced on a pro rata basis and the calculation of interest (and other calculations under this Indenture) shall take into effect such cancellation.

Section 2.12 Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Principal Paying Agent to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

(c) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, and not in part, solely to another nominee of the Depositary or to a successor of the Depositary or its nominee. Except as set forth in Section 2.12(c)(4), transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Principal Paying Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.14.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee, the Principal Paying Agent and any agent of the Issuer, the Trustee or the Principal Paying Agent as the absolute owner and Holder of such Global

Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Issuer within 90 days of such notice or (y) an Event of Default has occurred and the Principal Paying Agent has received a request from the Depositary, the Principal Paying Agent will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Principal Paying Agent and the Trustee by the Depositary, executed by the Issuer and authenticated by the Trustee (upon receipt of an Issuer Order), and thereupon the Global Note will be deemed canceled. If such Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(d) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(e) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Principal Paying Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.11. The Principal Paying Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Principal Paying Agent for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Principal Paying Agent will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased, (ii) to register the transfer of or exchange of any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase is to occur after a Record Date but on or before the corresponding Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the Redemption Date or the date of purchase. Prior to the registration of any transfer, the Issuer, the Trustee, the Principal Paying Agent and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate, upon an Issuer Order, additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer, the Trustee and the Principal Paying Agent may require payment in certain circumstances of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (c)(4)).

The Principal Paying Agent shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.

(f) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Principal Paying Agent will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Principal Paying Agent will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes executed by the Issuer and authenticated by the Trustee (upon receipt of an Issuer Order), in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Principal Paying Agent will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes executed by the Issuer and authenticated by the Trustee (upon receipt of an Issuer Order), in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Principal Paying Agent will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes executed by the Issuer and authenticated by the Trustee (upon receipt of an Issuer Order), in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes executed by the Issuer and authenticated by the Trustee (upon receipt of an Issuer Order), in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.13 Principal Paying Agent to Hold Money in Trust.

The Issuer shall require each Principal Paying Agent other than the Principal Paying Agent appointed hereunder on the Issue Date to agree in writing that the Principal Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Principal Paying Agent for the payment of principal of, premium on, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Principal Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Principal Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Principal Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Principal Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Principal Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Principal Paying Agent for the Notes.

Section 2.14 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.12 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Principal Paying Agent shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Regulation S Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Regulation S Global Note	U.S. Global Note	(4)
Regulation S Global Note	Regulation S Global Note	(1)
Regulation S Global Note	Certificated Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Regulation S Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Principal Paying Agent a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Principal Paying Agent (x) a duly completed Rule 144A Certificate of the transferee, or (y) a duly completed Regulation S Certificate of the transferor and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Principal Paying Agent or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Principal Paying Agent will deliver a Certificated Note executed by the Issuer and authenticated by the Trustee (upon receipt of an Issuer Order), that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Principal Paying Agent a duly completed Rule 144A Certificate.

(c) The restrictions on transfer contained in clause (b) above will not apply (1) to Notes sold pursuant to a registration statement under the Securities Act or (2) after such time (if any) as the Issuer determines and instructs the Principal Paying Agent that the Notes are eligible for resale pursuant to Rule 144 under the Securities Act without the need for current public information; provided that the Issuer has provided the Principal Paying Agent and the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (c) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Principal Paying Agent will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Principal Paying Agent.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01 Applicability of Article. Notes that are redeemable before the Maturity Date shall be redeemable in accordance with their terms and in accordance with this Article.

Section 3.02 Election to Redeem. The election of the Issuer to redeem any Notes shall be authorized by a Board Resolution of the Issuer and evidenced by an Officer’s Certificate. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or pursuant to an election by the Issuer which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee and the Principal Paying Agent with an Officer’s Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

Section 3.03 Optional Redemption. Except as set forth in this Section 3.03 and Section 3.04, the Issuer will not have the option to redeem the Notes.

(a) The Issuer may redeem the Notes in whole or in part at any time or from time to time, at its option, at a redemption price equal, determined by the Issuer, to the greater of (1) 100% of the then outstanding principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal, interest (exclusive of interest accrued but unpaid, if any, to the Redemption Date) and Additional Amounts, if any, on the Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, on the principal amount being redeemed and Additional Amounts, if any, to, but excluding, the Redemption Date.

(b) Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon an Issuer Order, the Trustee will authenticate and the Principal Paying Agent will deliver to the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.04 Optional Tax Redemption. The Issuer may, at its option, at any time redeem, in whole but not in part, the Notes at a redemption price equal to 100% of the Outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, to the Redemption Date, if as a result of: (1) any amendment to, or change in, the laws (or rules or regulations promulgated thereunder) of a Relevant Taxing Jurisdiction, or (2) any amendment to or change in an official interpretation or application regarding such laws, rules or regulations (including a holding, judgment or order by a court or administrative body of competent jurisdiction), which amendment, change, interpretation or application is proposed and becomes effective on or after the Issue Date, the Issuer has become or would become obligated to pay, on or before the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 4.95% (or such lower rate as may be contemplated by any regulation issued by the National Executive or new law enacted by the Venezuelan National Assembly or decision by the President of Venezuela exempting payments of interest under the Notes from Venezuelan income tax or reducing the current 4.95% income tax withholding rate) on or from any payments of interest under the Notes and such obligations cannot be avoided by taking commercially reasonable measures available to the Issuer (which, for the avoidance of doubt, do not include changing the jurisdiction of incorporation of the Issuer); provided that: (h) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due and payable, and (i) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

No such redemption shall be effective unless and until the Principal Paying Agent receives the amount payable upon redemption as set forth above.

Immediately prior to the publication of any notice of redemption pursuant to this provision, the Issuer will deliver to the Trustee and the Principal Paying Agent: (i) an Officer’s Certificate (A) stating that (y) the amendment, change, interpretation or application as a result of which the Issuer has or will become obligated to pay such Additional Amounts is effective with respect to all companies in the Relevant Taxing Jurisdiction and (z) the Issuer is entitled to effect such redemption and (B) setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (ii) an Opinion of Counsel (which may be Issuer’s counsel) to the effect that (y) the Issuer has or will become obligated to pay such Additional Amounts as a result of such amendment, change, interpretation or application and (z) the amendment, change, interpretation or application as a result of which the Issuer has or will become obligated to pay such Additional Amounts is effective with respect to all companies in the Relevant Taxing Jurisdiction.

Section 3.05 No Mandatory Redemption; Open Market Purchases. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer and its Subsidiaries may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Section 3.06 Notice of Redemption. At least 30 days but not more than 60 days before a date fixed by the Issuer pursuant to Section 3.03, Section 3.04, or Section 3.05 (a “Redemption Date”), the Issuer will give notice of redemption to the Trustee, the Principal Paying Agent and each Holder whose Notes are to be redeemed in the manner provided for in Section 10.07. All notices of redemption shall identify the Notes to be redeemed (including its CUSIP or other identification number) and shall state:

(a) the Redemption Date;

(b) the redemption price;

(c) that on the Redemption Date the redemption price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes, in principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original Note; and

(e) the place or places where such Notes are to be surrendered for payment of the redemption price (the “Place of Payment”).

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, upon an Issuer Order, by the Principal Paying Agent in the name and at the expense of the Issuer, provided, however, that notice of such redemption has been given to the Trustee and to the Principal Paying Agent at least five (5) Business Days prior to the date on which such notice shall be given to the Holders pursuant to this Section 3.06.

For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange, the Issuer will cause notices of redemption to also be published as provided under Section 10.06.

Section 3.07 Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, the Issuer shall deposit with the Principal Paying Agent an amount of money sufficient to pay the redemption price of the Notes.

Section 3.08 Notes Payable on Redemption Date. Notice of redemption having been given as set forth in Section 3.06, the Notes shall, on the Redemption Date, become due and payable at the redemption price therein specified, together with accrued and unpaid interest and Additional Amounts, if any, thereon to the Redemption Date. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Principal Paying Agent funds in satisfaction of the applicable redemption price pursuant to Section 3.06. Upon redemption of any Notes by the Issuer, such redeemed Notes will be cancelled.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 3.09 Partial Redemption. In the event that the Issuer elects to redeem less than all of the Notes at any time and the Notes are global notes, selection of the Notes for redemption will be made in accordance with the applicable procedures of the Depositary. If the Notes are not global notes, the Trustee shall select the Notes to be redeemed as follows:

(a) if the Notes are listed, in compliance with the requirements of the principal securities exchange on which the Notes are listed; or

(b) if such securities exchange has no requirement governing redemptions of the principal securities exchange or if the Notes are not so listed on a securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate.

No Notes of a principal amount of U.S.$150,000 shall be redeemed in part, and Notes of a principal amount in excess of U.S.$150,000 may be redeemed in part in multiples of U.S.$1,000 only.

ARTICLE IV

COVENANTS

Section 4.01 Covenants of the Issuer. The Issuer agrees that so long as any amount payable by it under this Indenture or the Notes remains unpaid it shall comply with the following covenants:

(a) Payment of Notes. The Issuer agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

(b) Limitation on Sales of Collateral and Restricted Assets.

(1) The Issuer will not, and will not permit any Subsidiary to, cause, make or suffer to exist a Collateral Disposition; provided however, that Pledgor may assign and transfer the capital stock of CITGO Holding to a direct, wholly-owned subsidiary of Pledgor, which subsidiary acknowledges in writing that it accepts such assignment and transfer subject to the terms and provisions of the CITGO Holding Share Pledge Agreement.

(2) The Issuer will not, and will not permit any Subsidiary, to make a disposition of CITGO Restricted Assets unless: (a) the Subsidiary receives consideration at the time of such disposition at least equal to the fair market value (as determined in good faith by the such Subsidiary) of the CITGO Restricted Assets sold or otherwise disposed of; and (b) at least 75% of the consideration therefor received by such Subsidiary is in the form of cash or Cash Equivalents or Investments in one or more Similar Businesses or other assets that could be acquired under clause (B) of paragraph (3) below; provided that the amount of: (i) any liabilities (as shown on such Subsidiary’s most recent balance sheet or in the footnotes thereto) of such Subsidiary, other than liabilities that are by their terms subordinated to the Subsidiary’s outstanding notes or that are owed to the Subsidiary, that are assumed by the transferee of any such assets and for which the Subsidiaries have been validly released by all creditors in writing, and (ii) any securities received by such Subsidiary from such transferee that are converted by such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such disposition. Both (i) and (ii) shall be deemed to be cash for purposes of this provision and for no other purpose.

(3) Within 365 days after the receipt of any Net Available Cash from a disposition of CITGO Restricted Assets, the Net Available Cash shall be used:

(A) to permanently repay Indebtedness for borrowed money of CITGO Holding or its subsidiaries; or

(B) (I) make an investment in any Person principally engaged in one or more Similar Businesses, (II) acquire assets or (III) make capital expenditures or improvements or repairs that, in the case of each of clauses (II) and (III), (x) are used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that were disposed of in disposition of CITGO Restricted Assets. Pending the final application of any Net Available Cash pursuant to this covenant, the holder of such Net Available Cash may apply such Net Available Cash temporarily to reduce Indebtedness outstanding under a revolving credit facility.

(4) Any Net Available Cash not invested or applied as provided and within the time period set forth in the preceding paragraph, but only to the extent of amounts in excess of U.S.$100.0 million, will be deemed to constitute “Excess Proceeds;” provided that if CITGO Holding and its subsidiaries have no Indebtedness for borrowed money outstanding, any Net Available Cash (or excess thereof) from such asset sales shall be deemed to constitute “Excess Proceeds.”

(5) The Issuer shall, within 10 days after receipt of such Net Available Cash constituting Excess Proceeds make an offer (the “Offer”) to purchase Notes at a purchase price equal to 100% of the principal amount plus accrued interest to the date of purchase; provided that, pending the final application of any proceeds from such Net Available Cash in accordance with this clause (5), the Collateral Agent shall hold such proceeds in a New York account over which it has a first-priority perfected security interest for the benefit of the holders of the Notes in accordance with this Indenture and the Security Documents.

(6) If the Offer is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of U.S.$1,000 will be purchased and that only Notes with a minimum denomination of U.S.$150,000 or in multiples of U.S.$1,000 in excess thereof will remain outstanding following such purchase.

(7) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of Notes pursuant to this covenant. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

(c) Limitation on Liens. The Issuer will not, and will not cause or permit any of its Subsidiaries to Incur, permit or suffer to exist any Lien (the “Initial Lien”), of any kind against or upon any property or assets of the Issuer or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, to secure any Indebtedness, except (a) in the case of any Property or assets that constitute Collateral, the Permitted Collateral Liens and (b) in the case of Property or assets that do not constitute Collateral, (1) Permitted Liens or (2) Liens on Property or assets that are not Permitted Liens (x) if the Notes and this Indenture (or the Guaranty in the case of Liens of a Guarantor) are secured by such Lien equally and ratably with (or prior or senior thereto, in the event such Indebtedness is subordinated in right of payment to the Notes) all other Indebtedness of the Issuer or any Subsidiary secured by such Lien and (y) if such Lien secures Obligations subordinated to the Notes in right of payment, such Lien shall be subordinated to a Lien securing the Notes in the same property as that securing such Lien to the same extent as such subordinated Obligations are subordinated to the Notes.

Any Lien created for the benefit of the Secured Parties of the Notes pursuant to clause (c)(2) of the preceding paragraph shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Initial Lien.

(d) Limitation on Consolidation, Merger, Sale or Conveyance. The Issuer will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease or transfer substantially all of its properties, assets or revenues to any Person or entity (other than a direct or indirect subsidiary of the Issuer) or permit any person (other than a direct or indirect subsidiary of the Issuer) to merge with or into it unless:

(i) either the Issuer is the continuing entity or the Person (the “successor company”) formed by the consolidation or into which the Issuer is merged or that acquired or leased the property or assets of the Issuer will assume (jointly and severally with the Issuer unless the Issuer will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of the Issuer’s obligations under this Indenture, the Security Documents and the Notes;

(ii) the successor company (jointly and severally with the Issuer unless the Issuer will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each Holder of Notes against any tax, assessment or governmental charge thereafter imposed on the Holders of Notes solely as a consequence of the consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest, the Notes;

(iii) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(iv) the Issuer has delivered to the Trustee, the Principal Paying Agent and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that the transaction complies with the terms of this Indenture and the Security Documents, and that all conditions precedent provided for in this Indenture and the Security Documents and relating to the transaction have been complied with.

Notwithstanding anything to the contrary in the foregoing, so long as no Default or Event of Default under this Indenture, the Security Documents or the Notes will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

(1) the Issuer may merge, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect Subsidiary of the Issuer in cases when the Issuer is the surviving entity in the transaction and the transaction would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole, it being understood that if the Issuer is not the surviving entity, the Issuer will be required to comply with the requirements set forth in the previous paragraph; or

(2) any direct or indirect Subsidiary of the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than the Issuer or any of its Subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on the Issuer and its Subsidiaries taken as a whole; or

(3) any direct or indirect Subsidiary of the Issuer may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect Subsidiary of the Issuer; or

(4) any direct or indirect Subsidiary of the Issuer may liquidate or dissolve if the Issuer determines in good faith that the liquidation or dissolution is in the best interests of the Issuer, and would not result in a material adverse effect on the Issuer and its Subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of the Issuer; or

(5) the Issuer may omit to comply with any term, provision or condition set forth in certain covenants or any term, provision or condition of this Indenture, if before the time for the compliance the Holders of at least a majority in principal amount of the Outstanding Notes waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, the Issuer’s obligations and the duties of the Trustee as set forth in this Indenture in respect of any such term, provision or condition will remain in full force and effect.

(e) Reports to Holders. The Issuer shall provide the Trustee and the Principal Paying Agent and the Holders of the Notes:

(1) within 180 days following the end of each fiscal year of the Issuer after the Issue Date, the annual consolidated financial statements (including the notes thereto) of the Issuer, prepared in accordance with IFRS and presented in the English language, and a report thereon by the Issuer’s certified independent accountants; and

(2) within 180 days following the end of the second fiscal quarter in each fiscal year of the Issuer beginning with the second fiscal quarter ending after the Issue Date, the semi-annual consolidated financial statements of the Issuer, prepared in accordance with IFRS and presented in the English language; provided that each annual and semi-annual financial statement shall include a “management discussion and analysis” or other report of management providing an overview in reasonable detail of the results of operations and financial condition of the Issuer and its Subsidiaries;

Concurrently with providing the Trustee, the Principal Paying Agent and the Holders of the Notes with the information described above, the Issuer will post copies of such information on a web site maintained by the Issuer or provide substantially comparable public availability of such information.

Delivery of reports, information and documents to the Trustee, the Principal Paying Agent and the Collateral Agent is for informational purposes only and their respective receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s, the Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee, the Principal Paying Agent and the Collateral Agent, as applicable, are entitled to rely exclusively on Officer’s Certificates).

None of the Trustee, the Principal Paying Agent or the Collateral Agent shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s, the Guarantor’s or any other Person’s compliance with the covenants contained herein or with respect to any reports or other documents filed under this Indenture.

For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer also will comply with the other provisions of Section 314(a) of the TIA.

Within sixty (60) days after each March 15 beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Holder of Notes and each other Person specified in Section 313(c) of the TIA a brief report dated as of such March 15 that complies with Section 313(a) of the TIA to the extent required thereby. The Trustee also shall comply with Section 313(b) of the TIA.

For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the above information will also be made available through the offices of the paying agent in Luxembourg. The Issuer will notify the Trustee and the Principal Paying Agent when any Notes are listed on any national securities exchange and of any delisting.

(f) Ratings. The Issuer will maintain international foreign currency global ratings by at least two of the three Rating Agencies for as long as the Notes remain outstanding.

(g) Maintenance of Corporate Existence. Except as permitted pursuant to Section 4.01(c), the Issuer will, and will cause each of its Subsidiaries to maintain in effect its and their corporate existence and all rights, privileges, titles to property, licenses, franchises and the like necessary in connection with the normal conduct of its and their business, activities or operations; provided, however, that the Issuer shall not be required to, and shall not be required to cause its Subsidiaries to, maintain any such rights, privileges, titles to property, licenses or franchises if the Issuer determines in good faith that the maintenance thereof is no longer necessary in the conduct of the business of the Issuer and its Subsidiaries as a whole, and the failure to so maintain any such rights, privileges, titles to property, licenses or franchise is not disadvantageous in any material respect to the Holders.

(h) Maintenance of Insurance. The Issuer will, and will cause each of its Subsidiaries to, maintain insurance with reputable insurance companies and in such amounts and covering such risks as are believed by the Issuer to be usually carried by companies engaged in similar businesses and owning and/or operating Properties similar to those owned and/or operated by the Issuer or such Subsidiary, as the case may be, in the same general areas in which the Issuer or such Subsidiary owns and/or operates its Properties.

(i) Maintenance of Governmental Approvals. The Issuer will, and will cause each of its Subsidiaries to, maintain in full force and effect all governmental approvals, consents, licenses and authorizations which may be necessary or the Issuer may deem appropriate under any Applicable Law or regulation for the conduct of its business or for the performance of its obligations under this Indenture or the Guaranty, as the case may be, except to the extent failure to do so would not be reasonably expected to have a Material Adverse Effect.

(j) Compliance with Laws. The Issuer will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective best efforts, to comply at all times with all Applicable Laws applicable to the Issuer, its Subsidiaries, their respective business or any of the transactions contemplated hereby, except (j) where the Issuer determines in good faith that the failure by the Issuer or such Subsidiary to so comply would not have a Material Adverse Effect or (k) where the necessity of compliance therewith is being contested by the Issuer or any of its Subsidiaries in good faith by appropriate proceedings.

(k) Maintenance of Books and Records. The Issuer will, and will cause each of its Subsidiaries to, maintain books, accounts and other records in accordance with in all material respects, and the Issuer will cause its Significant Subsidiaries organized under laws of any other jurisdiction to maintain their books and records in accordance with the generally accepted accounting principles of the applicable jurisdiction in all material respects.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01 Events of Default and Remedies. (a) Events of Default. “Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (which will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the failure to pay the principal of, or premium, if any, on any Notes, when such principal becomes due and payable, at any of the Principal Payment Dates, upon redemption or otherwise;

(2) the failure to pay interest and Additional Amounts, if any, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest and Additional Amounts, if any, on any Note) which default continues for a period of 60 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from Holders of at least 25% of the Outstanding principal amount of the Notes;

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer or any of its Significant Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates U.S.$100 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of U.S.$100 million shall have been rendered against the Issuer or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or, unstayed, unbonded or not suspended by agreement for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) the Issuer or any Significant Subsidiary shall (a) apply for or consent to the appointment of a receiver, conciliador, trustee, fiscal agent liquidator or similar official for all or any substantial part of the property of the Issuer or such Significant Subsidiary, (b) make a general assignment for the benefit of the creditors of the Issuer or such Significant Subsidiary, (c) be adjudicated bankrupt (declaración de quiebra), in reorganization (concurso mercantil) or insolvent, or (d) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization (concurso mercantil) or seeking to take advantage of any applicable insolvency law;

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Significant Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, concurso mercantil, quiebra, reorganization or other similar law, or (B) a decree or order adjudging the Issuer or any Significant Subsidiary bankrupt or insolvent, or suspending payments, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, fiscal agent, trustee, síndico, conciliador, sequestrator or other similar official of the Issuer or any Significant Subsidiary or of any substantial part of the property of the Issuer or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(8) any of the Notes, this Indenture or any part thereof, shall cease to be in full force and effect (except as contemplated by the terms thereof) or is declared to be null and void and unenforceable in a judicial proceeding or inadmissible in evidence in the courts of Venezuela, or the Issuer shall contest the enforceability of, deny or disaffirm its material obligations under the Notes or the Security Documents; and

(9) except as expressly permitted by this Indenture and the Security Documents, any of the Security Documents shall for any reason cease to be in full force and effect in all material respects, or the Issuer or any Subsidiary shall so assert, or any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control.

(b) Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in clauses (6) or (7) above) shall occur and be continuing and has not been waived, the Holders of at least 25% in principal amount of Outstanding Notes may declare the principal of, and premium, if any, accrued interest and Additional Amounts, if any, on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clauses (6) or (7) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Amounts, if any, on all of the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such Acceleration Notice has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Required Holders, by written notice delivered to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the rescission would not conflict with any judgment or decree;

(ii) all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Amounts, if any, that has become due solely because of the acceleration;

(iii) the Issuer has paid or deposited with the Principal Paying Agent (to the extent the payment of such interest is lawful) interest on overdue installments of interest and overdue principal and premium, if any, and Additional Amounts, if any, which has become due otherwise than by such declaration of acceleration; and

(iv) the Issuer has paid or deposited with the Principal Paying Agent the reasonable compensation of the Trustee and the Principal Paying Agent and reimbursed the reasonable expenses, disbursements, indemnity amounts and advances of each of the Trustee and the Principal Paying Agent, and their respective agents and counsel under this Indenture.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Required Holders may waive any existing Default or Event of Default under this Indenture, and its consequences, except a Default in the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any Notes.

(c) Notice to Trustee and Principal Paying Agent by Issuer. The Issuer shall provide to the Trustee and the Principal Paying Agent within 120 days after the end of each fiscal year an Officer’s Certificate indicating whether the officer signing such Officer’s Certificate on behalf of the Issuer knows of any Default that occurred during the previous year. The Issuer shall also deliver to the Trustee and the Principal Paying Agent with an Officer’s Certificate promptly upon any Officer obtaining knowledge of any Event of Default that has occurred and is continuing and, if applicable, describing such Event of Default and the status thereof.

(d) Notice to Holders by the Trustee. If a Default or an Event of Default occurs and is continuing, and is known to a Responsible Officer of the Trustee, the Trustee will notify each Holder (or cause each Holder to be notified) as provided herein under Section 10.06 of the Default or Event of Default within the earlier of 90 days after such Default occurs and 30 days after written notice of such Default is received by a Responsible Officer of the Trustee; provided that except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the Holders if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Holders.

(e) Provisions Relating to the Collateral. In addition to the actions provided herein, in the event of the declaration of any Event of Default, the Trustee may, at the written direction of Holders of at least 25% in aggregate principal amount of the then Outstanding Notes voting as a single class: (i) institute proceedings to seek or enforce any remedy to protect and enforce any of its rights or powers with respect to the Collateral, including directing the Collateral Agent to enforce the security interest created pursuant to the CITGO Holding Share

Pledge Agreement, (ii) apply any monies collected thereunder to the satisfaction of all Obligations of the Issuer and the Guarantor hereunder, and (iii) take any other action of a secured party available under Applicable Law.

(f) Collection of Indebtedness and Suits for Enforcement by Trustee. Upon acceleration of the Notes, the Issuer will, upon written demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Principal Paying Agent and the Collateral Agent and their respective agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

(g) Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the material property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Principal Paying Agent, the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Principal Paying Agent, the Collateral Agent and their respective agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer, the Guarantor or other obligor upon all Notes, or to the creditors or property of the Issuer, the Guarantor or such other obligor; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with the terms hereof; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder and the Principal Paying Agent to make such payments to the Trustee.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(h) Trustee May Enforce Claims Without Possession of Notes. All rights of action (including without limitation the right to file proofs of claim) under this Indenture may, to the extent permitted by Applicable Law, be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceeding relating thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs or defendants. Any recovery of judgment shall be for the benefit of the Holders, subject to the provisions of this Indenture.

(i) Application of Money Collected. Any monies collected by the Trustee pursuant to this Section or otherwise received by the Trustee shall be applied pro rata, (i) first, to the Trustee, the Principal Paying Agent and the Collateral Agent in payment of all amounts due pursuant to Section 8.05 hereof and other amounts due hereunder and under the other Transaction Documents, (ii) second, to the payment of interest accrued on the Notes and any premium and Additional Amounts thereon, (iii) third, to the payment of the outstanding principal amount of the Notes and (iv) fourth, to the Issuer. The Trustee (or the Principal Paying Agent on its behalf) may fix a record date and payment date for any payment by it to Holders pursuant to this Section.

(j) Rights and Remedies of Holders. A Holder shall not have any right to institute any suit, action or proceeding for the enforcement of this Indenture, or for the exercise of any other remedy hereunder unless: (1) such Holder has previously given the Trustee notice that an Event of Default is continuing; (2) Holders of at least 25% in aggregate principal amount of the then Outstanding Notes voting as a single class have requested the Trustee to pursue the remedy; (3) such Holders have offered the Trustee and the Collateral Agent security or indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and (5) Holders of a majority in aggregate principal amount of the then Outstanding Notes voting as a single class have not given the Trustee a direction inconsistent with such request within such 60-day period; it being understood and intended that no one or more Holders shall have any right to affect, disturb or prejudice in any manner whatsoever the benefit of this Indenture afforded the Notes by its or their action, or to enforce, except in the manner provided herein, any remedy, right or power hereunder. Any suit, action or proceeding shall be instituted and maintained in the manner provided herein for the benefit of the Holders of all Outstanding Notes.

(k) Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any provision in this Indenture and any provision of any Notes, the right of any Holder of any Notes to receive payment of the principal of and interest on such Note at the respective rates, in the respective amount on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

(l) Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, the Principal Paying Agent, the

Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding had been instituted.

(m) Rights and Remedies Cumulative. Except as otherwise provided with the respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Applicable Law, be cumulative and in addition to every other right and remedy given hereunder. or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(n) Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

(o) Control by Holders. The Required Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred by this Indenture on the Trustee, with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. The Trustee shall not be obligated to take any action at the direction of Holders unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee.

(p) Waiver of Past Defaults. Subject to Section 5.01(b), the Required Holders may, on behalf of all Holders, waive any past Default hereunder and its consequences, except a Default (i) in the payment of the principal of (or premium, if any), interest or Additional Amounts, if any, on any Note, or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the holder of each Outstanding Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose under this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(q) Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit. Any such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section shall not apply, however, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders of Notes holding more than 10% in aggregate principal amount of the outstanding Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the due date expressed in such Note.

ARTICLE VI

DISCHARGE OF THIS INDENTURE

Section 6.01 Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided herein) as to all Outstanding Notes, and the Trustee and the Principal Paying Agent, upon the request of and at the expense of the Issuer, shall execute proper documents acknowledging such satisfaction and discharge of this Indenture, when:

(a) either:

(i) all the Notes heretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Principal Paying Agent for cancellation; or

(ii) in respect of all Notes not theretofore delivered to the Principal Paying Agent for cancellation (x) the entire principal amount of such Notes has become due and payable, (y) such Notes will become due and payable at their stated maturity within one year or (z) such Notes are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee Dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Principal Paying Agent for cancellation, for principal of, premium, if any, interest and Additional Amounts, if any, on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuer has paid all other sums payable by it under this Indenture; and

(c) the Trustee, the Principal Paying Agent and the Collateral Agent shall have received an Officer’s Certificate of the Issuer and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Section 6.02 Repayment of Monies. Following the satisfaction and discharge of this Indenture as described in Section 6.01, all Collateral then held by the Trustee and the Collateral Agent and all investments and monies then held by the Trustee and the Principal Paying Agent under this Indenture shall, upon written demand of the Issuer, be promptly repaid or, as the case may be, released, assigned or transferred to the Issuer, and thereupon the Trustee, the Principal Paying Agent and the Collateral Agent, as applicable, shall be released from all further liability with respect to such Collateral, investments and monies.

Section 6.03 Return of Monies Held by the Principal Paying Agent. Any monies deposited with or paid to the Principal Paying Agent for the payment of the principal, premium or Additional Amounts (if any), interest or any other amount due with respect to any Note and not applied but remaining unclaimed for three years after the date upon which such principal, premium, interest or other amount shall have become due and payable, shall, upon written demand of the Issuer, be promptly repaid by the Principal Paying Agent to or for the account of the Issuer, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Issuer, and, to the extent permitted by Applicable Law, the Person with the right to receive such payment of principal, premium (if any), interest, Additional Amounts or any other amount shall thereafter look only to the Issuer for any related payment that it may be entitled to receive, and all liability of the Principal Paying Agent with respect to such monies shall thereupon cease.

Section 6.04 Reinstatement. If the Principal Paying Agent is unable to apply any Dollars in accordance with Section 6.01 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01, until such time as the Principal Paying Agent is permitted to apply all such Dollars in accordance with Section 6.01; provided that, if the Issuer has made any payment of principal of or interest on the Outstanding Notes because of the reinstatement of its obligations, the Issuer shall be subrogated (i) to the rights of the Holders of such Notes to receive such payment from the Dollars held by the Principal Paying Agent and (ii) to the rights of the Trustee, the Collateral Agent and the Principal Paying Agent for all sums due under the Transaction Documents on a pro rata basis.

ARTICLE VII

GUARANTY

Section 7.01 Guaranty. Subject to the provisions of this Article, the Guarantor hereby irrevocably and unconditionally Guarantees to each Holder, to the Trustee, to the Principal Paying Agent and to the Collateral Agent the due and punctual payment solely and exclusively in Dollars (whether at the Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, interest, Additional Amounts and all other amounts that may come due and payable under each Note and this Indenture by the Issuer as they come due. Upon failure by the Issuer to pay punctually any such amount, the Guarantor shall, without duplication, forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture. This Guaranty constitutes a direct, general and unconditional obligation of the Guarantor which will at all times:

•	be a senior secured Obligation of the Guarantor;

•	rank effectively senior in right of payment to all existing and future senior unsecured Obligations of the Guarantor to the extent of the value of the Collateral, and any outstanding amounts due after the foreclosure of the Collateral will rank equally in right of payment with all existing and future senior unsecured Obligations of the Guarantor (other than Obligations preferred by statute or by operation of law); and

•	be effectively subordinated to all existing and future secured indebtedness of the Guarantor that is secured by liens on assets that do not constitute the Collateral to the extent of the value of the assets securing such indebtedness.

Section 7.02 Guaranty Unconditional. To the extent permitted by Applicable Law, the obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture (other than this Article VII) or any Note;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee, the Principal Paying Agent, the Collateral Agent or any other Person, whether in connection with this Indenture, the Security Documents or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture;

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee, the Principal Paying Agent, the Collateral Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder; or

(g) any defenses (other than full and unconditional payment) or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guaranty, the Security Documents or this Indenture.

Section 7.03 Discharge. Reinstatement. The Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium (if any), and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture and the Transaction Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 7.04 Waiver by the Guarantor. (a) To the extent permitted by Applicable Law, the Guarantor unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The Guaranty constitutes a Guarantee of payment and not of collection.

(b) To the extent permitted by Applicable Law, the Guarantor expressly waives irrevocably and unconditionally:

(i) Any right it may have to first require any Holder of the Notes to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Issuer or any other Person (including the Guarantor or any other guarantor) before claiming it under this Indenture;

(ii) Any right to which it may be entitled to have the assets of the Issuer or any other Person (including the Guarantor or any other guarantor) first be used, applied or depleted as payment of the Issuer’s or the Guarantor’s obligations hereunder, prior to any amount being claimed from or paid by the Guarantor hereunder;

(iii) Any right to which it may be entitled to have claims hereunder divided between the Guarantor; and

(iv) To the extent applicable, the benefits of excusión and división set forth in articles 1,812 and 1,819 of the Venezuelan Civil Code.

The obligations assumed by the Guarantor hereunder shall not be affected by the absence of judicial request of payment by a holder to the Issuer or by whether any such person takes timely action pursuant to article 1,836 of the Venezuelan Civil Code and the Guarantor hereby expressly waives the provisions of such articles.

Section 7.05 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, each paying Guarantor will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, however, that the

Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) interest, Additional Amounts on all Notes and any other amounts due under this Indenture shall have been paid in full.

Section 7.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantor forthwith on demand by the Trustee.

Section 7.07 Execution and Delivery of Guaranty. The execution by the Guarantor of this Indenture evidences the Guaranty of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note after authentication by the Trustee constitutes due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantor.

Section 7.08 Purpose of Guaranty. The Issuer, the Trustee, the Principal Paying Agent and the Collateral Agent hereby acknowledge that the purpose and intent of the Guarantor in executing this Indenture and providing the Guaranty is to give effect to the agreement of the Guarantor to Guarantee the payment of any such amounts due by the Issuer under this Indenture and the other Transaction Documents, whether such amounts are in respect of principal, interest or any other amounts (including Additional Amounts). Therefore, the Guarantor agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any principal, interest or any other amounts (including Additional Amounts) with respect to this Indenture and the other Transaction Documents, the Guarantor shall promptly pay the same, without any demand or notice whatsoever. The Principal Paying Agent shall promptly deposit in the account designated by the Principal Paying Agent to receive payments from the Issuer with respect to the Notes any funds it receives from the Guarantor under or pursuant to this Guaranty in respect of the Notes.

Section 7.09 Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the obligations incurred under this Indenture and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Trustee, the Principal Paying Agent nor any Holder will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE VIII

THE TRUSTEE, THE COLLATERAL AGENT AND THE PRINCIPAL PAYING AGENT

Section 8.01 Duties of the Trustee and the Principal Paying Agent; Certain Rights of the Trustee and the Principal Paying Agent. (a) The Trustee and Principal Paying Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture and the Notes and as may be mutually agreed upon by the Trustee, the Principal Paying Agent and the Issuer. If an Event of Default with respect to any Note exists, then the

Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Neither the Trustee, its agents nor its Affiliates, and neither the Principal Paying Agent, its agents nor its Affiliates, shall be liable for any act or omission made in connection with this Indenture or the Notes except in the case of their own grossly negligent action, grossly negligent failure to act or willful misconduct. In furtherance, and not in limitation, of the Trustee’s and Principal Paying Agent’s rights and protections hereunder, and unless otherwise specifically provided in this Indenture, the Trustee and the Principal Paying Agent shall (subject to the terms hereof) grant such consents, make such requests and determinations and take or refrain from taking such actions as are permitted (but not expressly required) to be granted, made or taken by the Trustee and by the Principal Paying Agent, as the Required Holders shall direct in writing (in each case, subject to clause (iii)). No provision of this Indenture shall be construed to relieve the Trustee or the Principal Paying Agent from liability for their gross negligence or willful misconduct; provided that:

(i) with respect to the Trustee except during the continuance of an Event of Default and at all times with respect to the Principal Paying Agent,

(A)	the duties and obligations of the Trustee and the Principal Paying Agent shall be determined solely by the express provisions of this Indenture and the Trustee and the Principal Paying Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Principal Paying Agent,

(B)	in the absence of bad faith on the part of the Trustee or the Principal Paying Agent, the Trustee and the Principal Paying Agent may conclusively rely as to the truth of the statements and the correctness of the opinions expressed herein upon any statements, certificates or opinions furnished to the Trustee and to the Principal Paying Agent, as applicable, pursuant to this Indenture and conforming to the requirements of this Indenture (it being understood that the Trustee and the Principal Paying Agent, as applicable, need not confirm, recalculate and/or investigate the accuracy of any mathematical statements), and but the Trustee shall examine the evidence furnished to it pursuant to TIA Section 314 to determine whether or not such evidence conforms to the requirements of this Indenture;

(ii) the Trustee and the Principal Paying Agent shall not be liable for any error of judgment made in good faith by any of its Responsible Officers unless it is proved that the Trustee or the Principal Paying Agent was grossly negligent in ascertaining the pertinent facts, nor shall the Trustee or the Principal Paying Agent be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of the Required Holders pursuant to Section 5.01(o).

(iii) in the absence of bad faith, the Trustee and the Principal Paying Agent may conclusively rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or matters stated in, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, Guarantee or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person(s). Neither the Trustee nor the Principal Paying Agent needs to investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee or the Principal Paying Agent pursuant to any provision hereof, the Trustee or the Principal Paying Agent, as applicable, shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee or the Principal Paying Agent, as applicable, in its discretion, may but shall not be obligated to make further inquiry or investigation into such facts or matters as it sees fit.

(iv) the Trustee and the Principal Paying Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of the Required Holders unless the Required Holders shall have furnished to (or caused to be furnished to) the Trustee or the Principal Paying Agent, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Principal Paying Agent against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by the Trustee or the Principal Paying Agent, as applicable, therein or thereby.

(v) nothing in this Indenture shall require the Trustee or the Principal Paying Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties or in the exercise of any of their rights or powers if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

(vi) as a condition to the taking of or omitting to take any action by them hereunder, the Trustee and the Principal Paying Agent may consult with counsel of their selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action reasonably taken or omitted by them hereunder in good faith and in reliance thereon.

(vii) for all purposes under this Indenture, neither the Trustee nor the Principal Paying Agent shall be deemed to have notice or knowledge of any Default or Event of Default with respect to any Notes unless written notice thereof is received by a Responsible Officer of the Trustee at the Corporate Trust Office or by a Responsible Officer of the Principal Paying Agent at its Corporate Principal Paying Agent Office, as applicable, and such notice references the Notes and this Indenture; provided that the Principal Paying Agent shall be deemed to have notice of the failure of the Issuer to deliver funds, and the Trustee and the Principal Paying Agent shall be deemed to have notice of the failure of the Issuer to deliver reports or certificates to the Principal Paying Agent when scheduled to be delivered to the Principal Paying Agent under this Indenture. Notwithstanding anything to the contrary herein, the Trustee shall not be obligated to take any action with respect to an Event of Default pursuant to Section 5.01(h) unless it shall have been first instructed to do so in writing by the Holders of 25% in aggregate principal amount of Outstanding Notes.

(viii) any request or direction of a Holder, the Issuer or any other Person to the Trustee and to the Principal Paying Agent shall be sufficiently evidenced by a written request or order signed in the name of such Person by an Authorized Officer of such Person. Any resolution adopted by any such Person in connection with such a request or direction shall be sufficiently evidenced by a copy of such resolution certified by the secretary or an assistant secretary (or similar officer) of such Person to have been duly adopted and to be in full force and effect.

(ix) whether or not expressly so provided, every provision of this Indenture and the other Transaction Documents, as applicable, relating to the conduct or affecting the liability of or affording protection to the Trustee or to the Principal Paying Agent shall be subject to the provisions of this Article.

Section 8.02 Performance of Trustee’s and Principal Paying Agent’s Duties. (a) The Trustee and the Principal Paying Agent shall not be responsible for, and make no representation as to, the validity or adequacy of this Indenture or the other Transaction Documents, they shall not be accountable for the Issuer’s use of the proceeds from the Notes, and they shall not be responsible for any statement of the Issuer in any Transaction Document or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee with respect to its certificate of authentication.

(b) The Trustee and the Principal Paying Agent may, in the execution and exercise of all or any of the powers, authorities and discretions vested in them by this Indenture, act by Responsible Officer(s) of the Trustee or of the Principal Paying Agent (or duly-authorized officers of their Affiliates), as applicable, and the Trustee and the Principal Paying Agent may

also execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodians or nominees and the Trustee and the Principal Paying Agent shall not be responsible for any misconduct or gross negligence on the part of any such agents, attorneys, accountants, custodians or nominees appointed with due care by the Trustee or by the Principal Paying Agent, as applicable.

(c) The Trustee, the Principal Paying Agent, any debenture registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Principal Paying Agent, debenture registrar or such other agent.

(d) The Trustee and the Principal Paying Agent shall not be required to provide, on their own behalf, any surety, bond or other kind of security in connection with the execution of any of their trusts or powers under this Indenture or the performance of their duties hereunder.

(e) The recitals contained herein or in the other Transaction Documents, except with respect to the Trustee and its certificate of authentication, shall not be taken as the statements of the Trustee or of the Principal Paying Agent, and the Trustee and the Principal Paying Agent assume no responsibility for their correctness. The Trustee and the Principal Paying Agent make no representations as to the validity or sufficiency of this Indenture or the other Transaction Documents.

(f) The Trustee and the Principal Paying Agent shall not be accountable for the use or application by any Person of any funds deposited in or withdrawn from any account or required to be so deposited or withdrawn, other than any funds held by or on behalf of the Trustee or the Principal Paying Agent, as applicable, and over which the Trustee or the Principal Paying Agent, as applicable, has exclusive dominion and control. Furthermore, the Trustee and the Principal Paying Agent shall not be accountable for the use or application of any securities or other property or the proceeds thereof that shall be used by the Issuer or any other Person (except itself) other than in accordance with this Indenture.

(g) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee or on the Principal Paying Agent to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of their duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate Applicable Law binding upon them.

(h) The rights, privileges, protections, immunities and benefits provided to the Trustee and to the Principal Paying Agent hereunder (including their right to be indemnified) are extended to, and shall be enforceable by, the Trustee and the Principal Paying Agent in each of their capacities hereunder and to each of its agents, custodians and other Persons duly employed by the Trustee and the Principal Paying Agent hereunder and to the Luxembourg Paying Agent.

(i) The permissive rights of the Trustee and the Principal Paying Agent enumerated herein shall not be construed as duties.

(j) Notwithstanding any other provision in the Transaction Documents, none of the Trustee, the Principal Paying Agent and the Collateral Agent shall have responsibilities or liabilities for the creation, perfection, attachment, priority, validity or maintenance of any security interests or encumbrances thereunder or for the existence, value or maintenance of any Collateral.

(k) The Trustee and the Principal Paying Agent may request that the Issuer deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(l) Before the Trustee or the Principal Paying Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Sections 10.11 and 10.12 and neither the Trustee nor the Principal Paying Agent will be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(m) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(n) In no event shall the Trustee or the Principal Paying Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee or the Principal Paying Agent, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) Neither the Trustee nor the Principal Paying Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee and the Principal Paying Agent shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(p) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Principal Paying Agent will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Principal Paying Agent. The Principal Paying Agent will ask for the name, address, tax identification number and other information that will allow the Principal Paying Agent to identify the individual or entity who is establishing the relationship or opening the account. The Principal Paying Agent may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(q) Notwithstanding anything to the contrary contained herein or in applicable law, none of the Trustee, the Principal Paying Agent or the Collateral Agent shall have responsibility for: (i) preparing, recording, filing, re-recording or re-refiling any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to, or contemplated by, this Indenture and the Security Documents; (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral; (iii) taking any action to protect against any diminution in value of the Collateral; or (iv) monitoring or confirming the Issuer’s or the Guarantor’s compliance with any of its covenants, including but not limited to, covenants regarding the granting, perfection or maintenance of any security interest.

(r) By their acceptance of the Notes, the Holders hereby direct and authorize the Trustee and the Collateral Agent to execute and deliver the Security Documents to which it is a party on the Issue Date.

(s) Except to the extent otherwise stated herein or in the Security Documents, as applicable, the Trustee, the Principal Paying Agent, the Collateral Agent or the Luxembourg Paying Agent shall not have any duty, obligation, liability or responsibility with respect to any action or omission, or the duties or responsibilities, of the Trustee, the Principal Paying Agent, the Collateral Agent, the Luxembourg Paying Agent or any other agent other than itself.

Section 8.03 Resignation and Removal; Appointment of Successor Trustee and Principal Paying Agent; Eligibility. (a) The Trustee or the Principal Paying

Agent may resign and be discharged of the trust created by this Indenture by giving at least 30 days’ written notice to the Issuer and the Holders, and such resignation shall take effect upon receipt by the Trustee or the Principal Paying Agent, as applicable, of an instrument of acceptance of appointment executed by a successor trustee or successor principal paying agent, as applicable, as provided in Section 8.04.

(b) The Trustee or the Principal Paying Agent may be removed as trustee or as principal paying agent, respectively, at any time, with or without cause, upon 30 days’ written notice by the Required Holders and the Issuer delivered to the Trustee or the Principal Paying Agent, and (unless such notice provides otherwise) such removal shall take effect upon receipt by the Trustee or the Principal Paying Agent, as applicable, of an instrument of acceptance of appointment executed by a successor trustee or by a successor paying agent, as applicable, as provided in Section 8.04.

(c) If at any time any of the following occurs:

(i) the Trustee or the Principal Paying Agent cease to be eligible to act as the Trustee or the Principal Paying Agent, respectively, in accordance with clause (d) and fail to resign after written request for such resignation by the Issuer or the Required Holders, or

(ii) the Trustee or the Principal Paying Agent become incapable of acting, or (in their individual capacity) shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Trustee or the Principal Paying Agent (in their individual capacity) or of their property shall be appointed, or any public officer takes charge or control of the Trustee or the Principal Paying Agent (in their individual capacity) or of their property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer (so long as no Default or Event of Default with respect to any Notes exists) shall remove the Trustee or the Principal Paying Agent. If the Trustee or the Principal Paying Agent resigns or is removed or if a vacancy exists in the office of the Trustee or the Principal Paying Agent for any reason, the Issuer will promptly appoint a successor trustee or a successor principal paying agent meeting the eligibility requirements in clause (d) by notifying the Trustee or the Principal Paying Agent, as applicable, in writing. Within one year after the successor trustee or successor principal paying agent takes office, Required Holders may appoint a successor trustee or a successor principal paying agent to replace the successor trustee or the successor principal paying agent, as applicable, appointed by the Issuer.

(d) If at any time the Trustee or the Principal Paying Agent shall resign, be removed or become incapable of acting as trustee or as paying agent hereunder, or if at any time a vacancy shall occur in the office of the Trustee or in the office of the Principal Paying Agent for any other cause, then the Issuer may appoint a qualified successor trustee or a qualified successor principal paying agent. If no such successor trustee or successor principal paying agent is appointed by the Issuer within 30 days after: (i) the Trustee’s or the Principal Paying Agent’s delivery of notice of resignation, (ii) the Trustee’s or the Principal Paying Agent’s receipt of notice of removal or (iii) the occurrence of such vacancy, then the Issuer, the Trustee (at the expense of the Issuer) or the Principal Paying Agent (at the expense of the Issuer) or the Required Holders may request a court of competent jurisdiction to make such appointment.

Any Trustee, however appointed, shall at all times satisfy the requirements of Sections 310(a)(1), (2) and (5) of the TIA, and any Trustee or Principal Paying Agent, however appointed, shall (i) be a licensed bank or trust company having a corporate trust department (or a branch, Subsidiary or other Affiliate thereof) organized and doing business under the laws of the United States or any State thereof or a Western European country and authorized under such laws to exercise corporate trust powers in the United States, (ii) have a combined capital and surplus of at least U.S.$50,000,000 (or its equivalent in any other currency) as set forth in its most recent published annual report of condition, and (iii) not be affiliated (as that term is defined in Rule 405 under the Securities Act) with the Issuer. If at any time the Trustee or the Principal Paying Agent ceases to be eligible to act as trustee or as principal paying agent, respectively, in accordance with this paragraph, then the Trustee or the Principal Paying Agent shall resign immediately as Trustee or Principal Paying Agent, as applicable, as specified in clause (a) or may be removed as specified in clause (c), subject to the provisions of the TIA in the case of the Trustee.

Neither the Issuer nor any person directly or indirectly controlling, controlled by or under common control with the Issuer shall serve as Trustee hereunder. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 8.04 Acceptance of Appointment by Successor Trustee and Successor Principal Paying Agent. (a) Any successor trustee or successor principal paying agent appointed as provided in Section 8.03 shall execute, acknowledge and deliver to the Holders, the Issuer and to its predecessor trustee or predecessor principal paying agent an instrument accepting such appointment hereunder, and, subject to Section 8.03, upon the resignation or removal of the predecessor Trustee or the predecessor principal paying agent, such appointment shall become effective and such successor trustee or successor principal paying agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or principal paying agent herein; provided that the trustee or principal paying agent ceasing to act shall, on request of the Issuer or the successor trustee or successor principal paying agent, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee or successor principal paying agent all the rights, powers and trusts of the retiring trustee or retiring principal paying agent, and shall duly assign, transfer and deliver to such successor trustee or successor principal paying agent all property and money held by such retiring Trustee or retiring principal paying agent hereunder, subject nevertheless to its lien, if any, provided for in Section 8.05. Upon written request of any such successor trustee or successor principal paying agent, the Holders and the Issuer shall execute any and all instruments in writing for fully and certainly vesting in and confirming to such successor trustee or successor principal paying agent all such rights and powers.

(b) No successor trustee or successor principal paying agent shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor principal paying agent shall be eligible to act as the trustee or as principal paying agent under Section 8.03(d).

(c) Upon acceptance of appointment by a successor trustee or by a successor principal paying agent as provided in this Section, the successor trustee or successor principal paying agent shall notify each Holder of such appointment by first-class mail (or send by overnight courier) at its last address as shall appear in the Register, and shall mail (or overnight courier) a copy of such notice to the Issuer. If the acceptance of appointment is substantially contemporaneous with the resignation of the previous trustee or the previous principal paying agent, then the notice required by the preceding sentence may be combined with the notice required by Section 8.03. For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the successor trustee or successor principal paying agent shall mail a notice of its succession to Holders of the Notes and give notice as provided in Section 10.07(c).

Section 8.05 Trustee, Principal Paying Agent and Collateral Agent Fees and Expenses; Indemnity. (a) The Issuer and the Guarantor, jointly and severally, covenant and agree to pay to the Trustee, the Principal Paying Agent and the Collateral Agent from time to time, and the Trustee, the Principal Paying Agent and the Collateral Agent shall be entitled to, compensation as agreed between the Issuer and the Trustee, as agreed between the Issuer and the Principal Paying Agent and as agreed between the Issuer and the Collateral Agent, as the case may be, from time to time (which compensation shall not be limited by any provision of Applicable Law in regard to the compensation of a trustee of an express trust). In addition, the Trustee, the Principal Paying Agent and the Collateral Agent shall be entitled to additional compensation from the Issuer for (to the extent duly documented) the reasonable out-of-pocket costs of:

(i) collecting and administrating any assets not held directly with the Trustee, the Principal Paying Agent and the Collateral Agent and for distributing assets;

(ii) performing any additional or extraordinary services requested by the Issuer, the Holders (in accordance with the terms of this Indenture) or any representative of any of the foregoing; and

(iii) preparing and filing any report, return or other document, not otherwise routinely prepared by the Trustee, the Principal Paying Agent or the Collateral Agent, that may be required with respect to the trust created hereunder.

(b) The Issuer and the Guarantor, jointly and severally, covenant and agree to pay or reimburse, or cause the payment or reimbursement of, the Trustee, the Principal Paying Agent and the Collateral Agent and each predecessor trustee, predecessor principal paying agent or predecessor collateral agent, upon its request, for all duly documented expenses, disbursements and advances reasonably incurred or made by or on behalf of it in accordance with the Transaction Documents (including the reasonable compensation of, documented expenses of, and disbursements by its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct.

(c) The Issuer and the Guarantor, jointly and severally, shall indemnify each of the Trustee and any predecessor trustee (following the execution of this Indenture), each of the Principal Paying Agent and any predecessor principal paying agent (following the execution of this Indenture) and each of the Collateral Agent and any predecessor collateral agent (following the execution of this Indenture), and their respective officers, directors, employees and agents for, and shall hold them harmless against, any and all loss, damage, claim, liability or expense, including Taxes (other than Taxes based upon, measured by or determined by the income of such Person), arising out of or in connection with the acceptance or administration of the trust/or the Collateral and the performance of its duties hereunder and under the Transaction Documents, including the costs and expenses of defending itself (including reasonable attorneys’ costs and fees) against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own gross negligence or willful misconduct.

(d) When the Trustee, the Principal Paying Agent or the Collateral Agent incurs expenses or renders services in connection with any Event of Default, the expenses (including the reasonable compensation of, duly documented expenses of, and disbursements by its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable United States federal or state or non-U.S. bankruptcy, insolvency or other similar law.

(e) To secure the Issuer’s and the Guarantor’s obligations under this Section, the Trustee, the Principal Paying Agent and the Collateral Agent shall have a lien prior to the Notes on all money or property held or collected by the Trustee, the Principal Paying Agent or the Collateral Agent in its capacity as the Trustee, the Principal Paying Agent or the Collateral Agent, respectively, except for such money and property which is held in trust to pay the principal of (and premium, if any), or interest, on particular Notes.

(f) The provisions of this Section shall survive the termination of this Indenture or the Security Documents and the resignation or removal of the Trustee, the Principal Paying Agent or the Collateral Agent.

Section 8.06 Merger, Conversion, Consolidation and Succession. Any corporation or other entity into which the Trustee or the Principal Paying Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee or the Principal Paying Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee or of the Principal Paying Agent, shall be the successor of the Trustee or the successor of the Principal Paying Agent, as applicable, hereunder (provided that such corporation or other entity shall be otherwise qualified and eligible hereunder) without the execution or filing of any paper or any further action on the part of any of the parties hereto. If any Notes shall have been authenticated by the Trustee but not delivered by the Principal Paying Agent then in office, any successor by merger, conversion or consolidation to such principal paying agent may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor trustee had itself authenticated such Notes.

Section 8.07 Money Held in Trust. Money held by the Principal Paying Agent hereunder shall be held by it in trust for the Holders but need not be segregated from other funds, except as provided in Sections 6.01 and 6.04. The Principal Paying Agent shall not have any personal liability for interest upon any such monies except as provided for herein.

Section 8.08 No Action Except under Specified Documents or Instructions. None of the Trustee, the Principal Paying Agent or the Collateral Agent shall manage, control, use, sell, dispose of or otherwise deal with any part of the Issuer’s property (excluding any Notes) except (i) in accordance with the powers granted to and the authority conferred upon the Trustee, the Principal Paying Agent or the Collateral Agent pursuant to this Indenture and the other Transaction Documents, as applicable and (ii) in accordance with any document or instruction delivered to the Trustee or to the Principal Paying Agent pursuant hereto or thereto.

Section 8.09 Not Acting in its Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created, the entities acting as the Trustee, the Principal Paying Agent and the Collateral Agent act solely as the Trustee, the Principal Paying Agent and the Collateral Agent, respectively, hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee, the Principal Paying Agent or the Collateral Agent by reason of the transactions contemplated by this Indenture or any other Transaction Document shall look only to the Issuer for payment or satisfaction thereof.

Section 8.10 Maintenance of Agencies. (a) The Issuer shall at all times maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange and for payment thereof. Such offices or agencies shall be (i) initially at the Corporate Principal Paying Agent Office and (ii) in Luxembourg (which may be an office of the Luxembourg Paying Agent, registrar or an affiliate of any of such Persons), so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of such stock exchange shall so require. Written notice of any change of location thereof shall be given by the

Principal Paying Agent or the Luxembourg Paying Agent, as the case may be, to the Issuer and the Holders. In the event that no such notice of location or of change of location shall be given, presentations may be made and notices may be served at the Corporate Principal Paying Agent Office or the office of the Luxembourg Paying Agent, as applicable.

(b) The Issuer hereby initially appoints MUFG Union Bank, N.A., as the Trustee hereunder and MUFG Union Bank N.A. hereby accepts such appointment. The Trustee will keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

(c) The Issuer hereby initially appoints Law Debenture Trust Company of New York, as the Principal Paying Agent hereunder and Law Debenture Trust Company of New York hereby accepts such appointment.

(d) The Issuer initially appoints Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg Paying Agent hereunder and Banque Internationale à Luxembourg, Société Anonyme hereby accepts such appointment.

(e) Any corporation or other entity into which any Authorized Agent (other than the Trustee or the Principal Paying Agent, matters with respect to which are specified in Section 8.06) may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any document or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation or other entity.

(f) Any Authorized Agent (other than the Trustee or the Principal Paying Agent, matters with respect to which are specified in Section 8.03(a)) may at any time resign by giving 30 days’ written notice of resignation to the Trustee, the Principal Paying Agent and the Issuer. The Issuer may, and at the request of the Required Holders shall, at any time terminate the agency of any Authorized Agent (other than the Trustee or the Principal Paying Agent, matters with respect to which are specified in Section 8.03) by giving written notice of termination to such Authorized Agent and to the Trustee and the Principal Paying Agent. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Issuer), the Issuer shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee and the Principal Paying Agent; and in each case the Principal Paying Agent shall mail notice of such appointment to all applicable Holders as their names and addresses appear on the Register.

Section 8.11 Withholding Taxes; Information Reporting. The Principal Paying Agent shall comply with all backup withholding tax and information reporting requirements that it is required to comply with under Applicable Law in respect of any payment on, or in respect of, the Notes.

Section 8.12 Defeasance. The Issuer may, at its option, terminate (i) all of its obligations with respect to the notes (“defeasance”), except for certain obligations, including those regarding any trust established for a defeasance and obligations relating to the transfer and exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain agencies with respect to the Notes or (ii) its obligations under the covenants set forth in this Indenture and the failure to comply with such obligations shall not constitute an Event of Default with respect to the Notes issued under this Indenture (“covenant defeasance”). In order to exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the Holder, with the Trustee or its designee cash, Cash Equivalents or U.S. government obligations, or any combination thereof, in such amounts as will be sufficient in the opinion of an internationally or nationally recognized firm of independent certified public accountants, investment bank or consulting firm (delivered to the Issuer, the Trustee and the Principal Paying Agent) to pay the principal, premium, if any, and interest (including Additional Amounts, if any) on the notes then outstanding on the maturity date of the Notes, and comply with certain other conditions including the delivery of an opinion of counsel as to certain tax matters.

Section 8.13 Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

Section 8.14 Security Interest Opinion. (a) The Issuer shall furnish to the Trustee and the Collateral Agent promptly after the Issue Date, an Opinion of Counsel either stating that in the opinion of such counsel (i) this Indenture and the Security Documents have been properly recorded and filed so as to make effective the Lien created hereby and thereby, and reciting the details of such action, or (ii) no such action is necessary to make such Lien effective.

(b) The Issuer shall furnish to the Trustee and the Collateral Agent annually after the Issue Date an Opinion of Counsel either stating that in the opinion of such counsel (i) such action has been taken with respect to the recording, filing, rerecording, and refilling of this Indenture and the Security Documents as is necessary to maintain the Lien hereof and thereof, and reciting the details of such action, or (ii) no such action is necessary to maintain such Lien.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Without Consent of the Holders. From time to time and at any time, without the consent of the Holders adversely affected thereby (a) the Issuer, the Trustee, the Principal Paying Agent and the Collateral Agent may amend, modify or supplement this Indenture and the Notes or enter into a written Indenture Supplement and (b) the Issuer, the Trustee and the Collateral Agent may amend, modify or supplement the Security Documents, for one or more of the following purposes:

(i) to cure any ambiguity, defect or inconsistency contained herein;

(ii) to convey, transfer, assign, mortgage or pledge any property or assets to the Collateral Agent as additional Collateral for the Holders, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights of the Holders under this Indenture or the Notes;

(v) to allow any Subsidiary or any other Person to Guarantee the Notes;

(vi) to provide for the issuance of additional Notes in accordance with this Indenture;

(vii) to evidence the replacement of the Trustee, the Collateral Agent or Principal Paying Agent as provided for under this Indenture or the CITGO Holding Share Pledge Agreement;

(viii) to enter into additional or supplemental Security Documents or, if necessary, in connection with any addition or release of any security permitted under this Indenture; or

(ix) to conform the text of this Indenture, the Security Documents or the Notes to any provision of the section “Description of the Notes” of the Offering Circular to the extent that such provision was intended by the Issuer to be a verbatim recitation of a provision of this Indenture or the Notes; or

(x) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

The Trustee, the Principal Paying Agent and the Collateral Agent are each hereby authorized to join in the execution of any such amendment, modification or supplement or Indenture Supplement, as applicable, and to make any further appropriate agreements and stipulations that may be therein contained.

Section 9.02 With Consent of the Holders. (a) Subject to Section 10.06, and only with the written consent of the Required Holders, the Issuer, the Guarantor, the Trustee, the Principal Paying Agent and the Collateral Agent may, from time to time and at any time, amend or supplement this Indenture, the Guaranty or the Security Documents or enter into a written Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Security Documents or any Note or of modifying in any manner the rights of the Holders in respect thereof.

(b) Notwithstanding anything to the contrary in the preceding paragraph, no amendment or waiver to this Indenture or the Notes shall, without the consent of each of the Holders adversely affected directly thereby:

(i) reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(ii) reduce the stated rate of or extend the stated time for payment of interest, including defaulted interest, or Additional Amounts on any Notes;

(iii) reduce the principal of any of the Notes, change the principal installment amount on any Notes, change the fixed final maturity of any Notes or extend any Principal Payment Date or change the date on which any Notes are subject to redemption or reduce the redemption price therefor;

(iv) except as expressly contemplated by the Transaction Documents, dispose of any Collateral;

(v) make any Note payable in money other than that stated in the Notes;

(vi) impair the right of each Holder to receive payment of principal of, premium (if any), interest and Additional Amounts, if any, on such Note on or after the due date thereof or to institute suit to enforce such payment;

(vii) subordinate the Notes in right of payment to any other Indebtedness of the Issuer;

(viii) make any change in the preceding amendment and waiver provisions which require each Holder’s consent.

Without the consent of the holders of at least 66 2/3% aggregate in principal amount of the outstanding Notes, no amendment, supplement or waiver may release any Lien on Collateral granted for the benefit of the Secured Parties, except in accordance with the terms of the relevant Security Documents and this Indenture.

The consent of the Holders is not necessary hereunder to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under this Indenture becomes effective, the Issuer will be required to give notice to the Official List of the Luxembourg Stock Exchange and the Holders as provided under Section 10.06, briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of such amendment.

For purposes of Section 9.01 and this Section 9.02, each of the Trustee, the Principal Paying Agent and the Collateral Agent will be entitled to rely solely on an Opinion of Counsel to the effect that such amendment, modification or supplement, is authorized or permitted by the terms and conditions of this Indenture.

Section 9.03 Effect of Indenture Supplements. (a) Upon the effectiveness of any amendment, supplement or waiver in accordance with this Article IX, this Indenture, previous Indenture Supplements and the Note(s) affected thereby shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Principal Paying Agent, the Collateral Agent, the Holders affected thereby and the Issuer shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications, amendments and waivers.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in clause (b) of Section 9.02. In case of an amendment or waiver of the type described in clauses (b) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same indebtedness as the Note(s) of the consenting Holder.

Section 9.04 Compliance with TIA.

Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.05 Documents to be Given to the Trustee, the Principal Paying Agent and the Collateral Agent. In addition to the documents required by Section 10.13, before the execution thereof, the Trustee, the Principal Paying Agent and the Collateral Agent shall receive one or more Officer’s Certificates of the Issuer and one or more Opinion(s) of Counsel as conclusive evidence that any amendment, supplement or waiver is authorized or permitted by this Indenture and complies with the applicable provisions of this Indenture.

Section 9.06 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee or the Principal Paying Agent may require the Holder to deliver such Note to the Principal Paying Agent. At the Issuer’s expense the Principal Paying Agent may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Principal Paying Agent may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer, the Trustee or the Principal Paying Agent so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.07 Meetings of Holders. (a) The Trustee or the Issuer shall, upon the request of Holders holding not less than 5% in aggregate principal amount of the Outstanding Notes, or the Issuer or the Trustee may, at its respective discretion, call a meeting of Holders at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by such Holders to be held at such time and at such place as the Trustee shall reasonably determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee to each applicable Holder not less than 10 nor more than 60 days before the date fixed for the meeting. In case at any time the Issuer or Holders holding at least 10% of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Trustee shall call such a meeting for such purposes by giving notice thereof.

(b) To be entitled to vote at any meeting of Holders, a Person must be a Holder or a Person duly appointed by an instrument in writing as proxy for a Holder. The quorum at any meeting of Holders called to adopt a resolution shall be Holders holding not less than 25% in aggregate principal amount of the Outstanding Notes. Any instrument given by or on behalf of any Holder in connection with any consent to any modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any action taken at a duly called and held meeting of any Holders shall be conclusive and binding on all Holders, whether or not they gave consent or were present at the meeting. The Trustee may make such reasonable and customary regulations as it shall deem advisable for any meeting of Holders with respect to proof of the appointment of proxies, the record date for determining the registered Holders entitled to vote (which date shall be specified in the notice of meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of such meeting, the conduct of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate. A record of the proceedings of each meeting of Holders shall be prepared by the party calling the meeting and a copy thereof shall be delivered to the Issuer and the Trustee. In connection with any voting by the Holders, reference is hereby made to Section 9.07.

ARTICLE X

MISCELLANEOUS

Section 10.01 Payments; Currency Indemnity. (a) Except to the extent otherwise stated, each payment to be made hereunder or on any Note shall be made on the required Payment Date solely and exclusively in Dollars and in immediately available funds at the office of the payee specified in Section 10.07 or to such other office or account as may be specified by any party in a notice to the applicable sender of such payment.

(b) Except to the extent otherwise stated, Dollars are the sole currency of account and payment for all sums payable under or in connection with this Indenture or any Note, including with respect to indemnities. Any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment, decree or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due on the Notes and under this Indenture shall only constitute a discharge of such obligation to the extent of the amount of Dollars that the payee of such amounts due is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If such amount of Dollars is less than the amount expressed to be due on the Notes or under this Indenture, then the payor shall indemnify the payee of such amounts against any loss sustained by it as a result. In any event, the payor shall indemnify the payee of such amounts against the cost of making any such purchase. If such amount is more than the amount expressed to be due on the Notes or under this Indenture, then the payee will promptly remit the excess to the Principal Paying Agent who, in turn, will remit such amount to payor. For purposes of this Section 10.01(b), it will be sufficient for the payee of such amounts to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in such other currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations hereunder, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence or waiver granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any amount due hereunder or under any Note.

Section 10.02 Successors and Assigns. This Indenture shall be binding upon and inure to the benefit of each party hereto and their respective successors (whether by merger, consolidation or otherwise) and assigns. Each of the Issuer and the Guarantor agrees that it shall not assign or otherwise transfer all or any portion of its rights hereunder or assign or delegate any of its obligations hereunder without the prior written consent of the Required Holders.

Section 10.03 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS INDENTURE AND THE NOTES AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS INDENTURE AND THE NOTES (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 10.04 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

Section 10.05 Severability. Any provision of this Indenture or any Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06 TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 10.07 Notices. (a) All notices, instructions, directions, requests and demands delivered in connection herewith shall be in English and shall be in writing (including by fax or electronic delivery) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received (including by courier), addressed as follows in the case of the Trustee, the Principal Paying Agent, the Collateral Agent and the Issuer:

If to the Trustee:	MUFG Union Bank, N.A.
350 California Street, 11th Floor
San Francisco, CA 94104
Telephone:	1 (415) 273-2518
Fax:	1 (415) 273-2492
Attention:	Corporate Trust Administration
Email:	AccountAdministrationCorporate.Trust@unionbank.com
Copy to: fernando.moreyra@unionbank.com

If to the Principal	Law Debenture Trust Company of New York
Paying Agent:	400 Madison Avenue
New York, NY 10017
Telephone:	1 (212) 750-6474
Fax:	1 (212) 750-1361
Attention:	Corporate Trust

If to the Collateral Agent:	GLAS Americas LLC
230 Park Avenue – Suite 1000
New York, NY 10169
Telephone:	1 (212) 808-3050
Fax:	1 (212) 202-6246
Attention:	Daniel Fisher

If to the Issuer:	Petróleos de Venezuela, S.A.
Avenida Libertador
Edificios Petróleos de Venezuela, Torre Este
La Campiña
Caracas 1050, Venezuela
Telephone:	+58 (212) 708-1401
Fax:	+58 (212) 708-1722
Attention:	Chief Financial Officer

If to the Guarantor, to the address of the Issuer set forth above.

(b) The Issuer, the Trustee, the Principal Paying Agent, and the Collateral Agent by notice, may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to a Holder shall be deemed to have been duly given (xii) upon the mailing of such notice by first class mail to such Holder at its registered address as recorded in the Register not later than the latest date, and not earlier than the earliest date, prescribed in this Indenture for the giving of such notice, such notice being deemed validly given on the fourth Business Day following such mailing, or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC, and (xiii) for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange, and its rules so require, upon publication in a daily newspaper of general circulation in Luxembourg. If publication in Luxembourg is impracticable, the Issuer (or the Principal Paying Agent acting on the Issuer’s instructions) will make the publication in a widely circulated newspaper in Western Europe. For purposes of this clause (c), “daily newspaper” shall mean a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. If the Issuer is unable to give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical for the Issuer to publish the notice, then the Issuer, or the Trustee acting on the Issuer’s instructions, will give Holders notice in another form, such as by electronic transmission or publication in Luxembourg on the website of the Luxembourg Stock Exchange (www.bourse.lu). In the case of Global Notes, notices shall be sent to DTC or its nominees (or any successors), as the holders thereof. Any requirement of notice hereunder may be waived by the Person entitled to such notice before or after such notice is required to be given, and such waivers shall be filed with the Trustee and with the Principal Paying Agent.

(d) Any notice or communication shall also be so mailed by the Trustee to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. When the Notes are in the form of Global Notes, all notices to Holders will be sent pursuant to Applicable Procedures, and when done so, such notices will be deemed to have been delivered for purposes of this Indenture.

(e) The Principal Paying Agent shall promptly furnish the Issuer with a copy of any demand, notice or written communication received by the Principal Paying Agent hereunder from any Holder.

Section 10.08 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantor, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 10.09 Counterparts. This Indenture may be executed on any number of separate counterparts (including by fax or electronic delivery), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10 Entire Agreement. This Indenture, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly specified or referred to herein.

Section 10.11 Waiver of Jury Trial. THE PARTIES HERETO (AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY (AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE) ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS INDENTURE IN RELIANCE UPON SUCH WAIVER.

Section 10.12 Submission to Jurisdiction; Waivers. (a) Each of the parties hereto has consented to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in New York County, New York City, New York, United States, and any appellate court from any thereof, and has waived any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture and the Notes. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any right of objection based on place of residence or domicile.

(b) Each of the Issuer, the Pledgor and the Guarantor irrevocably appoints Corporation Service Company as its agent to receive and forward any writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Security Documents or the Notes against the Issuer, the Pledgor or the Guarantor in any court of the State of New York or any United States federal court sitting in New York County, New York City and has agreed that such appointment shall be so long as the Notes remain Outstanding or until the appointment by the Issuer, the Pledgor or the Guarantor of a successor in the City of New York as its agent for such purpose and the acceptance of such appointment by such successor. If for any reason such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), each of the Issuer, the Pledgor and the Guarantor agrees promptly to designate a new agent in New York City, on the terms and for the purposes of this Section. Nothing herein shall in any way be deemed to limit the ability of the Trustee or the Principal Paying Agent to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the Issuer, the Pledgor or the Guarantor or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c) To the extent that the Issuer, the Pledgor or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, the Issuer, the Pledgor or the Guarantor will waive such immunity and will agree not to assert, by way of motion, as a defense or otherwise, in any suit, action or proceeding the defense of sovereign immunity or any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, or that it is immune from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or from attachment either prior to judgment or in aid of execution by reason of sovereign immunity.

(d) Each of the Issuer, the Pledgor and the Guarantor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding relating in any way to this Indenture (or the Notes) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Issuer relating in any way to this Indenture (or the Notes) whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Issuer, the Pledgor and the Guarantor shall take all measures necessary for any such action or proceeding to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Issuer.

(e) To the fullest extent permitted by Applicable Law, each of the Issuer and the Guarantor hereby irrevocably waives the benefit of any provision of any other Applicable Law that each of the Issuer and the Guarantor may be entitled to require the Trustee, the Principal Paying Agent, the Collateral Agent or any Holder in any suit, action or proceeding brought in any other jurisdiction arising out of or in connection with any of this Indenture or Notes to post security for litigation costs or otherwise post a performance bond or guaranty (“cautio judicatum solvi”), or to take any similar action.

Section 10.13 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee, to the Principal Paying Agent or to the Collateral Agent (by direction of the Trustee or otherwise) to take any action under this Indenture or any other Transaction Document (other than any action required for the issuance, authentication and delivery of Notes on the Issue Date), the Issuer will furnish to the Trustee, to the Principal Paying Agent or the Collateral Agent, as applicable:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Principal Paying Agent or to the Collateral Agent, as applicable (which will include the statements set forth in Section 10.14 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and any other applicable Transaction Documents relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Principal Paying Agent or to the Collateral Agent, as applicable, stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent have been satisfied.

Section 10.14 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or in any other Transaction Document (other than a certificate provided pursuant to Section 5.01(c) hereof or TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.15 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 10.15.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 10.15, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.12.

(d) If the Issuer shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.12(b) and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Principal Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 10.16 Headings and Table of Contents. Section headings and the table of contents in this Indenture have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

Section 10.17 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Indenture shall be in the English language or accompanied by a certified English translation thereof.

Section 10.18 No Recourse Against Others. An incorporator, stockholder, officer, director, employee or controlling person, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer under the Notes, this Indenture, the Guaranty or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting interests in a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as of the date first above written by their respective officers hereunto duly authorized.

PETRÓLEOS DE VENEZUELA, S.A., as Issuer

By:
Name:
Title:

By:
Name:
Title:

PDVSA PETRÓLEO, S.A., as Guarantor

By:
Name:
Title:

By:
Name:
Title:

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MUFG UNION BANK, N.A., as Trustee

By:
Name:
Title:

GLAS AMERICAS LLC, as Collateral Agent

By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Registrar, Transfer Agent and Principal Paying Agent

By:
Name:
Title:

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME, as Luxembourg Paying Agent

By:
Name:
Title:

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EXHIBIT A

to Indenture

[FORM OF] FACE OF NOTE

PETRÓLEOS DE VENEZUELA, S.A.

[DTC Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

[In the case of the Regulation S Note, the Regulation S Global Note Legend shall state:

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AGENCY IN ANY JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE REVERSE HEREOF. PRIOR TO THE EXPIRATION OF A RESTRICTED PERIOD ENDING ON THE 40TH DAY AFTER THE DATE OF COMPLETION OF DISTRIBUTION OF THE NOTES BY PDVSA AND ANY OF ITS AFFILIATES, THIS NOTE, OR ANY BENEFICIAL INTEREST HEREIN, MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED EXCEPT (A)(1) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (2) TO A

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QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 144A, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR ANY INTEREST THEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

[In the case of the Rule 144A Note, the Restricted Legend shall state:

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A UNITED STATES PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT); AND (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY: (A) TO PETRÓLEOS DE VENEZUELA, S.A. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE PRINCIPAL PAYING AGENT) MUST BE DELIVERED TO THE PRINCIPAL PAYING AGENT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST THEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

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PETRÓLEOS DE VENEZUELA, S.A.

8.50% Senior Note due 2020

No. [ ]	Principal Amount [$ ]
Registered Holder: Cede & Co.	CUSIP No. [ ] and ISIN No. [ ]

PETRÓLEOS DE VENEZUELA, S.A. (the “Issuer”), a capital stock corporation (sociedad anónima) organized under the laws of the Bolivarian Republic of Venezuela and incorporated in 1975.

The Issuer promises to pay to Cede & Co. or registered assigns, solely and exclusively in Dollars, the

PRINCIPAL AMOUNT in four installments, such installments to be in equal amounts or such other amounts as is shown on the Register on the principal payment dates in respect of the Notes. The first principal installment will be payable on [            ], 2017, the second will be payable on [            ], 2018, the third will be payable on [            ], 2019, and the fourth will be payable on the maturity date.

PRINCIPAL PAYMENT DATES: [            ], 2017, [            ], 2018, [            ], 2019 and [            ], 2020.

INTEREST PAYMENT DATES: [                    ] and [                    ], commencing on [            ], 2017.

RECORD DATES: [                    ] and [                    ].

MATURITY DATE: [            ], 2020.

Additional provisions of this Note are set forth on the reverse hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETRÓLEOS DE VENEZUELA, S.A.

By:
Name:
Title:

Dated: [            ], 2016

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

MUFG Union Bank, N.A., as Trustee, certifies that this is one of the Notes issued under the within-mentioned Indenture.

Dated: [            ], 2016

By:
Authorized Signatory

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[FORM OF] REVERSE OF NOTE

8.50% Senior Secured Notes due 2020

1.	Interest

PETRÓLEOS DE VENEZUELA, S.A., a capital stock corporation (sociedad anónima) organized under the laws of the Bolivarian Republic of Venezuela (such entity and its successors and assigns under the Indenture defined below, being herein called the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.

This Note is and will be secured by the Collateral as provided in the Indenture. Each Note shall bear interest at a rate of 8.50% per annum from the issue date of such Note or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually in arrears on each Interest Payment Date commencing on [            ], 2017 until all the principal thereof is paid or duly provided for. All interest and fees shall be computed on the basis of a 360 day year of twelve 30-day months.

2.	Principal

Principal payments on the Notes will be payable in four equal installments. The first principal installment will be payable on [            ], 2017, the second will be payable on [            ], 2018, the third will be payable on [            ], 2019, and the fourth will be payable on the Maturity Date.

3.	Method of Payment

On the Business Day prior to any Payment Date the Issuer will deposit or cause to be deposited with the Principal Paying Agent in the City of New York, New York, in immediately available funds, a sum solely and exclusively in Dollars sufficient to pay the principal of, and interest (and premium and Additional Amounts, if any) due on each Note on such Payment Date. The Issuer will pay the Holders defaulted interest in any lawful manner on a special record date. The Issuer will notify the Trustee and the Principal Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date, provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuer will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid. In addition, the Issuer will pay to the Holder of this Note such premium and Additional Amounts as may become payable under Section 2.09 and Section 3.03 of the Indenture.

4.	Trustee

Initially, MUFG Union Bank, N.A. (the “Trustee”), will act as Trustee.

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5.	Principal Paying Agent, Transfer Agent, Collateral Agent and Luxembourg Paying Agent

Initially, Law Debenture Trust Company of New York will act as principal paying agent, transfer agent and registrar (in such capacities, the “Principal Paying Agent”) and GLAS Americas LLC will act as collateral agent. The Issuer will also maintain a listing agent and additional paying agent in Luxembourg. Initially Banque Internationale à Luxembourg, Société Anonyme will act as paying agent and listing agent in Luxembourg. The Issuer may appoint and change any paying agent or transfer agent upon written notice to the Trustee and the Principal Paying Agent.

6.	Indenture

The Issuer issued the Notes under an Indenture, dated as of October [    ], 2016 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, PDVSA Petróleo, S.A., as guarantor (the “Guarantor”), MUFG Union Bank, N.A., as trustee, Law Debenture Trust Company of New York, as registrar, transfer agent and principal paying agent, GLAS Americas LLC, as collateral agent and Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg listing agent and paying agent. The Indenture imposes certain limitations on the Issuer, the Guarantor and its Subsidiaries. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date (the “TIA”), except as set forth in the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions. The Notes are senior obligations of the Issuer. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Note is one of the Notes referred to in the Indenture.

To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantor has unconditionally and irrevocably, to the extent permitted by law, guaranteed such obligations pursuant to the terms of the Indenture in favor of the Trustee, the Principal Paying Agent and on behalf of the Holders.

7.	Optional Redemption

Except as set forth below, the Issuer will not have the option to redeem the Notes.

(a) The Issuer may redeem the Notes in whole or in part at any time or from time to time, at its option, at a redemption price equal, determined by the Issuer, to the greater of (1) 100% of the then outstanding principal amount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal, interest (exclusive of interest accrued but unpaid, if any, to the Redemption Date) and Additional Amounts, if any, on the Notes to be redeemed discounted to the Redemption Date on a semi-annual basis (assuming

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a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, on the principal amount being redeemed and Additional Amounts, if any, to, but excluding, the Redemption Date.

(b) Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon the Issuer’s written request, the Trustee will authenticate and the Principal Paying Agent will deliver to the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

8.	Tax Redemption

The Issuer may, at its option, at any time redeem, in whole but not in part, the Notes at a redemption price equal to 100% of the Outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) and Additional Amounts, if any, to the Redemption Date, if as a result of: (1) any amendment to, or change in, the laws (or rules or regulations promulgated thereunder) of a Relevant Taxing Jurisdiction, or (2) any amendment to or change in an official interpretation or application regarding such laws, rules or regulations (including a holding, judgment or order by a court or administrative body of competent jurisdiction), which amendment, change, interpretation or application is proposed and becomes effective on or after the Issue Date, the Issuer has become or would become obligated to pay, on or before the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to Taxes that are imposed, deducted or withheld at a rate of 4.95% (or such lower rate as may be contemplated by any regulation issued by the National Executive or new law enacted by the Venezuelan National Assembly or decision by the President of Venezuela exempting payments of interest under the Notes from Venezuelan income tax or reducing the current 4.95% income tax withholding rate) on or from any payments of interest under the Notes and such obligations cannot be avoided by taking commercially reasonable measures available to the Issuer (which, for the avoidance of doubt, do not include changing the jurisdiction of incorporation of the Issuer); provided that: (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due and payable, and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

No such redemption shall be effective unless and until the Principal Paying Agent receives the amount payable upon redemption as set forth above.

Immediately prior to the publication of any notice of redemption pursuant to this provision, the Issuer will deliver to the Trustee and the Principal Paying Agent: (i) an Officer’s Certificate (A) stating that (y) the amendment, change, interpretation or application as a result of which the Issuer has or will become obligated to pay such Additional Amounts is effective with respect to all companies in the Relevant Taxing Jurisdiction and (z) the Issuer is entitled to effect such redemption and (B) setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (ii) an Opinion of Counsel (which may be Issuer’s counsel) to the effect that (y) the Issuer has or will become obligated to pay such

8

Additional Amounts as a result of such amendment, change, interpretation or application and (z) the amendment, change, interpretation or application as a result of which the Issuer has or will become obligated to pay such Additional Amounts is effective with respect to all companies in the Relevant Taxing Jurisdiction.

9.	Denominations; Transfer; Exchange

Any Notes offered and sold to qualified institutional buyers pursuant to Rule 144A and any notes offered and sold outside the United States to non-U.S. Persons in reliance on Regulation S will be in fully registered form without interest coupons attached and only in denominations of U.S.$150,000 and in integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Principal Paying Agent (or any other transfer agent) may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.	Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

11.	Unclaimed Money

If money for the payment of principal, premium or Additional Amounts (if any) or interest remains unclaimed for three years after the date upon which such principal, premium, interest or other amount shall have become due and payable, the Principal Paying Agent shall promptly pay the money back to the Issuer at its request. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee or to the Principal Paying Agent for payment. Claims against the Issuer for the payment of principal or interest and Additional Amounts in respect of the Notes will be prescribed unless made within six years of the due date for payment of such principal or interest and Additional Amounts.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Required Holders and (ii) any default or noncompliance with any provision may be waived with the written consent of the Required Holders except a Default (a) in the payment of the principal of (or premium, if any), interest or Additional Amounts, if any, on any Note, or (b) in respect of a covenant or provision thereof that cannot be modified or amended without the consent of the holder of each Outstanding Note affected thereby. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Trustee and the Principal Paying Agent may amend the Indenture to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of the Holders in any material respect.

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13.	Defaults and Remedies

If an Event of Default occurs and is continuing, the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately (including all Additional Amounts thereon). Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture, the Notes or the Collateral except as provided in the Indenture. Subject to certain limitations, the Required Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14. Trustee Dealings with Company. Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.	CUSIP, ISIN and CINS Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuer has caused CUSIP, ISIN and/or CINS numbers to be printed on the Notes and has directed the Trustee and the Principal Paying Agent to use such numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.	GOVERNING LAW

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS NOTE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER

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TO THIS NOTE (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

19.	Additional Amounts

The Issuer will pay to the Holders such Additional Amounts as may become payable under Section 2.09 of the Indenture.

20.	Conversion of Currency

U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantor under or in connection with the Notes, the Guaranty or the Indenture, including damages. The Issuer and the Guarantor have agreed that the provisions of Section 10.01 of the Indenture shall apply to conversion of currency in the case of the Notes, the Guaranty and the Indenture. Among other things, Section 10.01 specifies that any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment, decree or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due on the Notes and under the Indenture shall constitute a discharge of such obligation only to the extent of the amount of Dollars that the payee of such amounts due is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If such amount of Dollars is less than the amount expressed to be due on the Notes or under the Indenture, then the payor shall indemnify the payee of such amounts against any loss sustained by it as a result. If such amount is more than the amount expressed to be due on the Notes or under the Indenture then the payee will promptly remit the excess to the Principal Paying Agent who, in turn, will remit such amount to the payor.

21.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The Issuer and the Guarantor have irrevocably appointed Corporation Service Company, with address at 530 Seventh Avenue, Suite 909, New York, NY 10018, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in any New York State court (in either case sitting in Manhattan, New York City). To the extent that the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under the Transaction Documents to which it is a party.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.

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Requests may be made to:

Petróleos de Venezuela, S.A.

Avenida Libertador

Edificios Petróleos de Venezuela, Torre Este

La Campiña

Caracas 1050, Venezuela

Attention: Chief Financial Officer

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[FORM OF] ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:

Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

[The Transferee Certificates will be attached to the Note]

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

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EXHIBIT B

[            ], 2016

MUFG Union Bank, N.A., as Trustee

350 California Street, 11th Floor

San Francisco, CA 94104

Attn: Corporate Trust Administration

Telephone: +1 (415) 273-2518

Facsimile: +1 (415) 273-2492

Email: AccountAdministration-Corporate.Trust@unionbank.com

Copy to: fernando.moreyra@unionbank.com

Cc:

Law Debenture Trust Company of New York, as Principal Paying Agent

400 Madison Avenue

New York, NY 10017

Telephone: (212) 750-6474

Fax: (212) 750-1361

Attention: Corporate Trust

Re:	Issuer Order: 8.50% Senior Secured Notes due 2020

Ladies and Gentlemen:

There has been delivered to you, as Trustee under an indenture dated as of October [    ], 2016 (the “Indenture”), among Petróleos de Venezuela, S.A., a corporation (sociedad anónima) incorporated under the laws of the Bolivarian Republic of Venezuela (the “Issuer”), PDVSA Petróleo, S.A., as guarantor, you, as Trustee, GLAS Americas LLC, as Collateral Agent, Law Debenture Trust Company of New York, as Principal Paying Agent and Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg listing agent and paying agent relating to the Issuer’s U.S.$[        ] 8.50% Senior Secured Notes due 2020 (the “Notes”), two Global Notes representing the Notes, each such Global Note bearing the manual or facsimile signature of the proper officers of the Issuer, each duly authenticated and registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), such Global Notes comprising:

(i) Certificate No. A-1, a Rule 144A Global Note representing U.S.$[        ] aggregate principal amount of the Notes, CUSIP No. [            ] and ISIN No. [            ] (the “144A Global Note”); and

(ii) Certificate No. S-1, a Regulation S Global Note representing U.S.$[        ] aggregate principal amount of the Notes, CUSIP No. [            ] and ISIN No. [            ] (the “Regulation S Global Note” and, together with the 144A Global Note, the “Global Notes”).

Terms used herein and not otherwise defined have the meanings assigned to them in the Indenture.

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Pursuant to Section 2.02 of the Indenture, you, as Trustee, are hereby authorized and directed to authenticate, as of the date hereof, the Global Notes, each in the name of Cede & Co., the nominee of DTC and to deliver each of the Global Notes at the closing on October [    ], 2016, so authenticated, to the Trustee, as custodian, against receipt thereof on behalf of the Issuer.

In rendering this Issuer Order, we have read Section 2.02 of the Indenture and such other provisions of the Indenture as we have deemed relevant and have examined and investigated such other matters as we have deemed necessary to enable us to express an informed opinion as to whether the conditions precedent set forth in the Indenture relating to the delivery and authentication of the Notes have been complied with. Based upon the foregoing, in our opinion all conditions precedent to the delivery, release and authentication of the Notes contained in the Indenture have been complied with and you are hereby directed to authenticate, deliver and release the Notes.

Very truly yours,

PETRÓLEOS DE VENEZUELA, S.A.

By:
Name:
Title:

By:
Name:
Title:

Receipt of the above-mentioned Global Notes and order is hereby acknowledged as of [            ], 2016.

MUFG Union Bank, N.A.,
as Trustee

By:
Name:
Title:

2

EXHIBIT C-1

PETRÓLEOS DE VENEZUELA, S.A.

Incumbency Certificate

The undersigned, [                                        ], the duly appointed General Counsel of Petróleos de Venezuela, S.A. (the “Company”), hereby certifies that the persons listed below are the duly elected or appointed, qualified and acting officer, director or agent of the Company who holds the office or position set forth opposite such individual’s name, authorized to sign (i) the Indenture, dated [            ], 2016 among the Issuer, the Guarantor, MUFG Union Bank, N.A., as trustee, GLAS Americas LLC, as collateral agent, Law Debenture Trust Company of New York, as registrar, transfer agent and principal paying agent and Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg listing and paying agent, (ii) the Notes, (iii) the CITGO Holding Share Pledge Agreement, and (iv) any other certificate or document to be delivered by the Company in connection with the issuance, offering and sale by the Company of U.S.$[        ] aggregate principal amount of its 8.50% Senior Secured Notes due 2020, unconditionally and irrevocably guaranteed by PDVSA Petróleo, S.A. The specimen signature below opposite each such person’s name is such person’s genuine signature.

Name:	Title:	Signature:

[ ]	[ ]

[ ]	[ ]

IN WITNESS WHEREOF, I have hereunto signed my name.

Name:	[ ]
Title:	General Counsel

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EXHIBIT C-2

PDVSA PETRÓLEO, S.A.

Incumbency Certificate

[            ], 2016

The undersigned, [                                        ], the duly appointed General Counsel of PDVSA Petróleo, S.A. (the “Guarantor”), hereby certifies that the persons listed below are the duly elected or appointed, qualified and acting officer, director or agent of the Guarantor who holds the office or position set forth opposite such individual’s name, authorized to sign (i) the Indenture, dated [            ], 2016 among the Issuer, the Guarantor, MUFG Union Bank, N.A., as trustee, GLAS Americas LLC, as collateral agent, Law Debenture Trust Company of New York, as registrar, transfer agent and principal paying agent and Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg listing and paying agent, (ii) the CITGO Holding Share Pledge Agreement, dated [            ], 2016, among PDV Holding Inc., the Issuer, the Guarantor, the Trustee and the Collateral Agent, and (iii) any other certificate or document to be delivered by the Guarantor in connection with the issuance, offering and sale by the Issuer of U.S.$[        ] aggregate principal amount of its 8.50% Senior Secured Notes due 2020, unconditionally and irrevocably guaranteed by the Guarantor. The specimen signatures below opposite each such person’s name is such person’s genuine signature.

Name:	Title:	Signature:

[ ]	[ ]

[ ]	[ ]

IN WITNESS WHEREOF, I have hereunto signed my name.

Name:	[ ]
Title:	General Counsel

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EXHIBIT D

Regulation S Certificate

            ,

Law Debenture Trust Company of New York, as Principal Paying Agent

400 Madison Avenue

New York, NY 10017

Telephone: (212) 750-6474

Fax: (212) 750-1361

Attention: Corporate Trust

Cc:

MUFG Union Bank, N.A.

350 California Street, 11th Floor

San Francisco, CA 94104

Attn: Corporate Trust Administration

Telephone: +1 (415) 273-2518

Facsimile: +1 (415) 273-2492

Email: AccountAdministration-Corporate.Trust@unionbank.com

Copy to: fernando.moreyra@unionbank.com

Re:	Petróleos de Venezuela, S.A. 8.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of [ ], 2016 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of U.S.$ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

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2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Issuer, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of U.S.$ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

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You, the Trustee and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

3

EXHIBIT E

Rule 144A Certificate

            ,

Law Debenture Trust Company of New York, as Principal Paying Agent

400 Madison Avenue

New York, NY 10017

Telephone: (212) 750-6474

Fax: (212) 750-1361

Attention: Corporate Trust

Cc:

MUFG Union Bank, N.A.

350 California Street, 11th Floor

San Francisco, CA 94104

Attn: Corporate Trust Administration

Telephone: +1 (415) 273-2518

Facsimile: +1 (415) 273-2492

Email: AccountAdministration-Corporate.Trust@unionbank.com

Copy to: fernando.moreyra@unionbank.com

Re:	Petróleos de Venezuela, S.A. 8.50% Senior Secured Notes due 2020 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of [ ], 2016 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of U.S.$ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of U.S.$ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than U.S.$100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since close of our most recent fiscal year. We and, if

4

applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You, the Trustee and the Issuer are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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